AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 28, 2004
                           REGISTRATION NO. 333-115121


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           UNITED HERITAGE CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


             Utah                              1311                                      87-0372826
(State or Other Jurisdiction of     (Primary Standard Industrial         (I.R.S. Employer Identification No.)
Incorporation or Organization)       Classification Code Number)


                              2 NORTH CADDO STREET
                              CLEBURNE, TEXAS 76031
                            TELEPHONE: (817) 641-3681
               (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)

                                 WALTER G. MIZE
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              UNITED HERITAGE CORP.
                              2 NORTH CADDO STREET
                              CLEBURNE, TEXAS 76031
                            TELEPHONE: (817) 641-3681
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                          COPIES OF COMMUNICATIONS TO:
                              MARY ANN SAPONE, ESQ.
                             RICHARDSON & PATEL LLP
                       10900 WILSHIRE BOULEVARD, SUITE 500
                              LOS ANGELES, CA 90024
                            TELEPHONE: (310) 208-1182
                            FACSIMILE: (310) 208-1154

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

                                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
                                                          PROPOSED MAXIMUM     PROPOSED
                                                           OFFERING PRICE      MAXIMUM
          TITLE OF EACH CLASS OF            AMOUNT TO BE      PER UNIT        AGGREGATE           AMOUNT OF
       SECURITIES TO BE REGISTERED           REGISTERED                     OFFERING PRICE     REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
Common stock, no par value                   1,336,222         $0.855         $1,142,470          $144.75(1)
--------------------------------------------------------------------------------------------------------------------
Common stock underlying convertible
promissory notes                             2,650,000         $0.855         $2,265,750          $287.07(2)
--------------------------------------------------------------------------------------------------------------------
Common stock underlying warrants
exercisable at $0.75 per share.              3,400,000         $0.855         $2,907,000          $368.32(2)
--------------------------------------------------------------------------------------------------------------------
Common stock underlying warrants
exercisable at $1.00 per share               3,400,000          $1.00         $3,400,000          $430.78(2)
--------------------------------------------------------------------------------------------------------------------
Common stock underlying warrants
exercisable at $0.50 per share                 222,222         $0.855           $190,000           $24.07(2)
--------------------------------------------------------------------------------------------------------------------
TOTAL                                        11,008,444                       $9,905,220          $1,254.99
--------------------------------------------------------------------------------------------------------------------

(1) Calculated as of April 29, 2004 pursuant to Rule 457(c) under the Securities Act of 1933, as amended.

(2) Calculated pursuant to Rule 457(g) under the Securities Act of 1933, as amended.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS MAY BE USED ONLY WHERE IT IS LEGAL TO SELL THESE SECURITIES. INFORMATION MAY HAVE CHANGED SINCE THE DATE OF THIS PROSPECTUS.

                              UNITED HERITAGE CORP.

                        11,008,444 SHARES OF COMMON STOCK

                      This prospectus covers the resale of

      o     1,336,222 shares of our common stock,

      o 2,650,000 shares of our common stock issuable upon the exercise of certain conversion rights granted under promissory notes we issued, and

      o 7,022,222 shares of our common stock issuable upon the exercise of warrants.

The selling shareholders will sell at prevailing market prices, at privately negotiated prices or in any other manner allowed by law. If all of the selling shareholders exercised their warrants, we would receive $6,061,111. The selling shareholders are not obligated to exercise the warrants. Although we will receive proceeds from the exercise of the warrants, we will not receive any of the proceeds from the sale of the shares sold by the selling shareholders.

Our common stock is traded on the Nasdaq Small Cap Market under the symbol
"UHCP".

AN INVESTMENT IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE OUR SECURITIES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE "RISK FACTORS" BEGINNING AT PAGE 3.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                 The date of this prospectus is October 28, 2004

                              UNITED HERITAGE CORP.

                                TABLE OF CONTENTS

                                                                        Page No.

Prospectus Summary                                                           1

Risk Factors                                                                 3

Forward Looking Statements                                                   9

Management's Discussion and Analysis of Financial Condition
     And Results of Operations                                              10

Description of Business                                                     18

Glossary of Oil and Gas Terms                                               24

Description of Property                                                     24

Selling Shareholders                                                        24

Plan of Distribution                                                        28

Use of Proceeds                                                             29

Legal Proceedings                                                           29

Directors, Executive Officers, Promoters and Control Persons                30

Security Ownership of Certain Beneficial Owners and Management              32

Description of Securities to be Registered                                  34

Certain Transactions                                                        35

Market for Common Equity and Related Shareholder Matters                    35

Executive Compensation/Remuneration of Directors and Officers               37

Interests of Named Experts and Counsel                                      39

Disclosure of Commission Position on Indemnification for
     Securities Act Liabilities                                             39

Experts                                                                     39

Financial Statements                                                       F-1

                               PROSPECTUS SUMMARY

THIS SUMMARY HIGHLIGHTS IMPORTANT INFORMATION ABOUT OUR BUSINESS AND ABOUT THIS OFFERING. BECAUSE IT IS A SUMMARY, IT DOES NOT CONTAIN ALL THE INFORMATION YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES. PLEASE READ THE ENTIRE PROSPECTUS.

                              UNITED HERITAGE CORP.

THE COMPANY AND BUSINESS

United Heritage Corporation is a Utah corporation formed in 1981. We operate our business through our wholly owned subsidiaries, UHC Petroleum Corporation ("Petroleum"), UHC Petroleum Services Corporation ("Services"), and UHC New Mexico Corporation ("New Mexico") which we refer to collectively in this prospectus as "our subsidiaries".


Petroleum, New Mexico and Services are engaged in the production of oil and gas. Petroleum is the holder of oil and gas interests in South Texas that produce from the Val Verde Basin. New Mexico holds properties in the southeastern New Mexico portion of the Permian Basin. Services acts as the field operator for the oil and gas properties located in Texas. For convenience, a glossary of some of the terms and acronyms used in the petroleum industry appears on page 24.

Our subsidiary, National Heritage Sales Corporation, supplied meat and poultry products to retail food stores for sale to consumers. National is not actively selling its meat and poultry products to retail food stores at this time, although it has entered into an agreement with Braum's of Oklahoma to sell the chicken products. In June 2004, National also began selling its meat products through QVC. During the 2003 fiscal year, National had entered into an agreement with Oklahoma Meat Company pursuant to which National had licensed its trademarks and flavor profile in exchange for a profit participation of 50% on all products that were marketed using the licensed property. This agreement was terminated in July 2004. Management is evaluating the position of National in the marketplace in light of current consumer tastes, competition and sales potential in order to determine whether or not its operations should be continued.

On October 14, 2004 we entered into an Agreement and Plan of Merger with Imperial Petroleum, Inc. Imperial Petroleum, Inc.'s common stock is publicly traded on the Over the Counter Bulletin Board under the symbol IPTM. Other than the relationship created by the Agreement and Plan of Merger, there is no relationship between United Heritage and its affiliates and Imperial Petroleum, Inc. and its affiliates.

Pursuant to the Agreement, we will create a new subsidiary into which Imperial Petroleum, Inc. will be merged. Imperial Petroleum, Inc. will survive the merger and become our wholly owned subsidiary. Each holder of Imperial Petroleum, Inc. common stock will receive one share of our common stock, $0.001 par value, for every three shares of Imperial Petroleum, Inc., $0.006 par value per share. Imperial Petroleum Inc. has, on a fully diluted basis, 51,715,537 shares of common stock issued and outstanding, and therefore we would issue up to 17,238,512 shares of common stock in connection with the merger. The merger is subject to the approval of our shareholders and to a Registration Statement on Form S-4 being declared effective by the Securities and Exchange Commission. The share exchange shall be accomplished through Computershare Trust Company, our stock transfer agent.

Holders of warrants to purchase Imperial Petroleum, Inc. common stock will be asked to relinquish the warrants in exchange for shares of our common stock. The number of shares granted to each warrant holder who agrees to relinquish his warrant shall be computed by multiplying the number of shares subject to the warrant by the amount by which the "Per Share Amount Value" (designated as $0.25) exceeds the exercise price per share of the shares subject to the warrant, divided by $0.75. Warrant holders who decline to relinquish their warrants will receive, upon exercise of the warrant, one share of our common stock for every three shares of Imperial Petroleum, Inc. common stock represented by the warrant.

No fractional shares of our common stock will be issued as a result of the share exchange.

Upon completion of the merger, Jeffrey T. Wilson will become our President and Chief Executive Officer.

On July 14, 2004, we filed a Form 8-K disclosing the terms of a letter of intent signed by United Heritage and Imperial Petroleum, Inc. regarding the merger. The Form 8-K indicated that Jeffrey T. Wilson intended to purchase 13,188,834 shares of our common stock at a price of $0.75 per share. Mr. Wilson informed us that he would be unable to proceed with the stock purchase transaction. Thereafter, our Board of Directors approved the material terms of the merger in a Unanimous Written Consent dated October 14, 2004, and recommended that our shareholders approve the merger transaction as set forth in the Agreement and Plan of Merger.


HOW TO CONTACT US

Our corporate offices are located at 2 North Caddo Street, Cleburne, Texas 76031. Our telephone number is (817) 641-3681.

THE OFFERING

We are registering 11,008,444 shares of our common stock for sale by selling shareholders identified in the section of this prospectus titled "Selling Shareholders". The shares shown in the table identifying the selling shareholders include:

o 1,336,222 shares of our common stock owned by certain selling shareholders,

o 2,650,000 shares of common stock that have not yet been, but that may be, issued to designated selling shareholders upon the conversion of promissory notes, and

o 7,022,222 shares of common stock that have not yet been, but that may be, issued to designated selling shareholders upon the exercise of warrants. Warrants to purchase 1,500,000 shares of our common stock were issued in conjunction with a private offering of units composed of our common stock and warrants to purchase our common stock, and warrants to purchase 5,300,000 shares were issued in conjunction with a private offering of units composed of a convertible promissory note and warrants to purchase our common stock. These offerings were undertaken in February 2004. We are also registering a warrant to purchase 222,222 shares of our common stock that was issued to Richardson & Patel LLP, our legal counsel.

As of April 27, 2004 we had 12,113,189 shares of common stock outstanding. After this offering, assuming the conversion of all the promissory notes and the exercise of all the warrants, we will have 23,021,633 shares of common stock outstanding. These numbers do not include shares of common stock issuable upon the exercise of options issued in connection with our 1998 Stock Option Plan, our 2000 Stock Option Plan or our 2002 Consultant Equity Plan. We have issued options from these plans to various officers, directors, employees and consultants covering a total of 3,025,000 shares.


                                SUMMARY OF FINANCIAL INFORMATION
---------------------------------------------------------------------------------------------------------
STATEMENT OF OPERATIONS                           March 31,                            June 30
---------------------------------------------------------------------------------------------------------
                                           2004              2003              2004              2003
---------------------------------------------------------------------------------------------------------
Operating Revenue
---------------------------------------------------------------------------------------------------------
     Processed Meat Products           $     14,009      $    110,860      $     51,296      $         --
                                       ------------      ------------      ------------      ------------
---------------------------------------------------------------------------------------------------------
     Oil and Gas Sales                      376,307           428,446           110,414           104,688
---------------------------------------------------------------------------------------------------------
Total Operating Revenues                    390,316           539,306           161,710           104,688
                                       ------------      ------------      ------------      ------------
---------------------------------------------------------------------------------------------------------
Operating Costs and Expenses
---------------------------------------------------------------------------------------------------------
     Processed Meat Products                192,828           103,004            48,946                --
---------------------------------------------------------------------------------------------------------
     Production and Operating               238,053           261,790            77,180            65,411
                                       ------------      ------------      ------------      ------------
---------------------------------------------------------------------------------------------------------
     Selling                                 39,867            34,197             1,007                --
                                       ============      ============      ============      ============
---------------------------------------------------------------------------------------------------------
     Depreciation and Depletion             104,785           100,168            20,966            22,927
---------------------------------------------------------------------------------------------------------
     General and Administrative             996,464           605,373           497,450           244,255
---------------------------------------------------------------------------------------------------------
Total Operating Costs and Expenses        1,571,997         1,104,532           645,549           332,593
                                       ============      ============      ============      ============
---------------------------------------------------------------------------------------------------------
Loss from Operations                     (1,181,681)         (565,226)         (483,839)         (227,905)
                                       ============      ============      ============      ============
---------------------------------------------------------------------------------------------------------
Other Income (Expense)
---------------------------------------------------------------------------------------------------------
     Interest Income                              7                60                --                --
                                       ============      ============      ============      ============
---------------------------------------------------------------------------------------------------------
     Interest Expense                      (367,647)         (332,240)          (79,912)          (89,613)
                                       ============      ============      ============      ============
---------------------------------------------------------------------------------------------------------
     Miscellaneous Income                    51,446            12,508             4,008             3,621
                                       ============      ============      ============      ============
---------------------------------------------------------------------------------------------------------
Net Loss                               $ (1,497,875)     $   (884,898)     $   (559,743)     $   (313,897)
                                       ============      ============      ============      ============
---------------------------------------------------------------------------------------------------------
Basic Loss Per Share                   $      (0.13)     $      (0.09)     $      (0.04)     $      (0.03)
                                       ============      ============      ============      ============
---------------------------------------------------------------------------------------------------------
Weighted Average Number of Common
     Shares Outstanding - Basic          11,145,161        10,284,966        12,678,278        10,582,190
                                       ============      ============      ============      ============
---------------------------------------------------------------------------------------------------------

                                  RISK FACTORS

AN INVESTMENT IN OUR SECURITIES IS VERY SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, ALONG WITH THE OTHER MATTERS DISCUSSED IN THIS PROSPECTUS, BEFORE YOU DECIDE TO BUY OUR SECURITIES. ANY OF THESE FACTORS COULD CAUSE THE VALUE OF YOUR INVESTMENT TO DECLINE SIGNIFICANTLY OR BECOME WORTHLESS. IF YOU DECIDE TO BUY OUR SECURITIES, YOU SHOULD BE ABLE TO AFFORD A COMPLETE LOSS OF YOUR INVESTMENT.

RISKS RELATED TO OUR BUSINESS.

OUR BUSINESS PLAN ANTICIPATES THAT WE WILL BE ABLE TO DEVELOP OUR OIL AND GAS PROPERTIES. THE COST TO DEVELOP OUR OIL AND GAS PROPERTIES IS SIGNIFICANT, AND, TO DATE, WE HAVE BEEN UNABLE TO FULLY IMPLEMENT OUR BUSINESS PLAN DUE TO OUR LACK OF FUNDS. UNLESS WE CAN FULLY IMPLEMENT OUR BUSINESS PLAN, OUR REVENUES AND RESULTS OF OPERATIONS, AND THE VALUE OF YOUR INVESTMENT, WILL BE ADVERSELY AFFECTED.

We believe that the properties of our subsidiaries, Petroleum and New Mexico, have significant reserves of oil and gas, however, we have not had the funds to fully exploit these resources. The costs associated with the development of oil and gas properties, including engineering studies, equipment purchase or leasing and personnel costs, are significant. In order to be profitable we must enhance our oil and gas production, which means that we must drill more wells. In order to drill more wells, we must find sources of capital.

In addition to the revenues we earn from our oil and gas sales, we have funded our operations in the past through a loan in the amount of $2,000,000 from a bank and a loan in the amount of $3,000,000 from an entity under the control of Mr. Walter Mize, our Chief Executive Officer, President, Chairman of the Board of Directors and our largest shareholder. In March 2004 we raised additional capital, totaling $1.7 million in gross proceeds, through an offering of our securities. However, we still are not in a position to completely develop the Petroleum and New Mexico properties, which we estimate could cost at least $10 million, and we cannot be certain that we will ever have enough cash to do so. We cannot guarantee that future financing will be available to us, on acceptable terms or at all. If we do not earn revenues sufficient to implement our business plan and we fail to obtain other financing, either through another offering of our securities or by obtaining additional loans, we may not become profitable and we may be unable to continue our operations. If we were not able to continue our operations, your securities would become worthless.

WE HAVE ACCUMULATED LOSSES. OUR CONTINUED INABILITY TO GENERATE REVENUES THAT WILL ALLOW US TO PROFITABLY OPERATE OUR BUSINESS WILL ADVERSELY AFFECT THE VALUE OF YOUR INVESTMENT.

We do not earn enough money from our oil and gas sales to pay for our operating expenses. For the fiscal year ended March 31, 2004 we reported a net loss of $1,497,875. Our auditors have indicated that, due to our substantial losses and our working capital deficit, we may be unable to continue as a going concern. We cannot give you any assurance that we will generate profits in the near future or at all. If we fail to generate profits and we are unable to obtain financing to continue our operations, we could be forced to severely curtail, or possibly even cease, our operations.

EVEN IF WE FULLY DEVELOP OUR OIL AND GAS PROPERTIES, WE MAY NOT BE PROFITABLE. OUR INABILITY TO OPERATE PROFITABLY WILL ADVERSELY AFFECT OUR BUSINESS AND THE VALUE OF YOUR INVESTMENT.

We have assumed that once we fully develop our oil and gas properties we will be profitable. However, even if we were able to fully develop our oil and gas properties, there is no guarantee that we would achieve profitability. Our reserves may prove to be lower than expected, production levels may be lower than expected, the costs to exploit the oil and gas may be higher than expected, new regulations may adversely impact our ability to exploit these resources and the market price for crude oil and natural gas may be lower than current prices.

We also face competition from other oil and gas companies in all aspects of our business, including oil and gas leases, marketing of oil and gas, and obtaining goods, services and labor. Many of our competitors have substantially larger financial and other resources than we have, and we may not be able to successfully compete against them. Competition is also presented by alternative fuel sources, which may be more efficient and less costly and may result in our products becoming less desirable.

Any of these factors could prevent us from attaining profitability. If we fail to operate profitably, our business and the value of your investment will be adversely affected.

THE DEVELOPMENT AND EXPLOITATION OF OIL AND GAS PROPERTIES IS SUBJECT TO MANY RISKS THAT ARE BEYOND OUR CONTROL. ANY OF THESE RISKS, IF THEY MATERIALIZE, COULD ADVERSELY AFFECT OUR OPERATIONS AND THE VALUE OF YOUR INVESTMENT.

Our crude oil and natural gas drilling and production activities are subject to numerous risks, many of which are beyond our control. These risks include the following:

o that no commercially productive crude oil or natural gas reservoirs will be found;

o that crude oil and natural gas drilling and production activities may be shortened, delayed or canceled; and

o that our ability to develop, produce and market our reserves may be limited by title problems, weather conditions, compliance with governmental requirements, and mechanical difficulties or shortages or delays in the delivery of drilling rigs and other equipment.

We cannot assure you that the new wells we drill, or the wells that are currently in existence, will be productive or that we will recover all or any portion of our investment in them. Drilling for crude oil and natural gas may be unprofitable. Dry holes and wells that are productive but do not produce sufficient net revenues after drilling, operating and other costs are unprofitable.

Our industry also experiences numerous operating risks. These operating risks include the risk of fire, explosions, blow-outs, pipe failure, abnormally pressured formations and environmental hazards. Environmental hazards include oil spills, natural gas leaks, ruptures or discharges of toxic gases. If any of these industry operating risks occur, we could sustain substantial losses. Substantial losses also may result from injury or loss of life, severe damage to or destruction of property, clean-up responsibilities, regulatory investigation and penalties and suspension of operations.

Any of these events could adversely affect our business and the value of your investment.

WE MAY NOT HAVE ENOUGH INSURANCE TO COVER ALL OF THE RISKS WE FACE. IF OUR INSURANCE COVERAGE SHOULD PROVE TO BE INADEQUATE, OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS, AS WELL AS THE VALUE OF YOUR INVESTMENT, COULD BE ADVERSELY AFFECTED.

In accordance with customary industry practices, we maintain insurance coverage against some, but not all, potential losses in order to protect against the risks we face. We do not carry business interruption insurance nor do we have a policy of insurance on the life of Walter Mize, our President, Chief Executive Officer and Chairman of the Board of Directors. We may elect not to carry insurance if our management believes that the cost of available insurance is excessive relative to the risks presented. In addition, we cannot insure fully against pollution and environmental risks. The occurrence of an event not fully covered by insurance could have a material adverse effect on our financial condition and results of operations and on the value of your investment.

OIL AND NATURAL GAS PRICES ARE HIGHLY VOLATILE IN GENERAL AND LOW PRICES NEGATIVELY AFFECT OUR FINANCIAL RESULTS.

Our revenue, profitability, cash flow, future growth and ability to borrow funds or obtain additional capital, as well as the carrying value of our properties, are substantially dependent upon prevailing prices of oil and natural gas. Historically, the markets for oil and natural gas have been volatile, and such markets are likely to continue to be volatile in the future. Prices are subject to wide fluctuation in response to relatively minor changes in the supply of and demand for oil and natural gas, market uncertainty and a variety of additional factors that are beyond our control. These factors include the level of consumer product demand, weather conditions, domestic and foreign governmental regulations, the price and availability of alternative fuels, political conditions, the foreign supply of oil and natural gas, the price of foreign imports and overall economic conditions. Declines in oil and natural gas prices may materially adversely affect our financial condition, liquidity, and ability to finance planned capital expenditures and results of operations.

We have in the past and may in the future be required to write down the carrying value of our oil and natural gas properties when oil and natural gas prices are depressed or unusually volatile. Whether we will be required to take such a charge will depend on the prices for oil and natural gas at the end of any quarter and the effect of reserve additions or revisions and capital expenditures during such quarter. If a write down is required, it would result in a charge to earnings and would not impact cash flow from operating activities.

GOVERNMENT REGULATION AND LIABILITY FOR ENVIRONMENTAL MATTERS MAY
ADVERSELY AFFECT OUR BUSINESS AND RESULTS OF OPERATIONS.

Oil and natural gas operations are subject to various federal, state and local government regulations, which may be changed from time to time. Matters subject to regulation include discharge permits for drilling operations, drilling bonds, reports concerning operations, the spacing of wells, unitization and pooling of properties and taxation. From time to time, regulatory agencies have imposed price controls and limitations on production by restricting the rate of flow of oil and natural gas wells below actual production capacity in order to conserve supplies of oil and natural gas. There are federal, state and local laws and regulations primarily relating to protection of human health and the environment applicable to the development, production, handling, storage, transportation and disposal of oil and natural gas, by-products thereof and other substances and materials produced or used in connection with oil and natural gas operations. In addition, we may be liable for environmental damages caused by previous owners of property we purchase or lease. As a result, we may incur substantial liabilities to third parties or governmental entities. We are also subject to changing and extensive tax laws, the effects of which cannot be predicted. The implementation of new laws or regulations, or the modification of existing laws or regulations, could have a material adverse effect on us.

WE MAY HAVE DIFFICULTY MANAGING ANY FUTURE GROWTH AND THE RELATED DEMANDS ON OUR RESOURCES. IF WE DO NOT MANAGE OUR GROWTH EFFECTIVELY OUR BUSINESS AND RESULTS OF OPERATIONS COULD BE ADVERSELY AFFECTED.

We will likely place a significant strain on our financial, technical, operational and administrative resources if we are able to fully implement our plan to develop our existing wells and drill new wells. Implementation of our business plan will likely require us to purchase or lease additional machinery and equipment and to hire additional personnel as well as to make significant outlays of capital. If we do not plan adequately, if gas and oil prices decrease or if we cannot obtain sufficient capital to expand our operations, we may end up with too much or not enough machinery, equipment and personnel or cash flow timing problems. We may not be successful in achieving or managing growth and any such failure could have a material adverse effect on our business and the results of our operations.

WE FACE STRONG COMPETITION FROM LARGER OIL AND NATURAL GAS COMPANIES. IF WE ARE UNABLE TO COMPETE SUCCESSFULLY WITH THESE COMPANIES, THE VALUE OF YOUR INVESTMENT COULD DECLINE.

Our competitors include major integrated oil and natural gas companies and numerous independent oil and natural gas companies, individuals and drilling and income programs. Many of our competitors are large, well-established companies with substantially larger operating staffs and greater capital resources than we have. We may not be able to successfully conduct our operations and consummate transactions in this highly competitive environment. Specifically, these larger competitors may be able to pay more for exploratory prospects and productive oil and natural gas properties and may be able to define, evaluate, bid for and purchase a greater number of properties and prospects than our financial or human resources permit. In addition, such companies may be able to expend greater resources on the existing and changing technologies that we believe are and will be increasingly important to attaining success in the industry. If we are unable to compete in the oil and gas market, the value of your investment could decline.

THE OIL AND NATURAL GAS RESERVE DATA INCLUDED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS ARE ESTIMATES BASED ON ASSUMPTIONS THAT MAY BE INACCURATE AND EXISTING ECONOMIC AND OPERATING CONDITIONS THAT MAY DIFFER FROM FUTURE ECONOMIC AND OPERATING CONDITIONS. THEREFORE, YOU SHOULD NOT RELY ON THIS INFORMATION IN MAKING AN INVESTMENT DECISION.

Reservoir engineering is a subjective and inexact process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact manner and is based upon assumptions that may vary considerably from actual results. Accordingly, reserve estimates may be subject to downward or upward adjustment. Actual production, revenue and expenditures with respect to our reserves will likely vary from estimates, and such variances may be material. The information regarding discounted future net cash flows included in this report should not be considered as the current market value of the estimated oil and natural gas reserves attributable to our properties. As required by the Securities and Exchange Commission, the estimated discounted future net cash flows from proved reserves are based on prices and costs as of the date of the estimate, while actual future prices and costs may be materially higher or lower. Actual future net cash flows also will be affected by factors such as the amount and timing of actual production, supply and demand for oil and natural gas, increases or decreases in consumption, and changes in governmental regulations or taxation. In addition, the 10% discount factor, which is required by Financial Accounting Standards Board in Statement of Financial Accounting Standards No. 69, "Disclosures About Oil and Natural Gas Producing Activities" to be used in calculating discounted future net cash flows for reporting purposes, is not necessarily the most appropriate discount factor based on interest rates in effect from time to time and risks associated with us or the oil and natural gas industry in general.

THE LOSS OF THE SERVICES OF WALTER G. MIZE COULD ADVERSELY AFFECT OUR BUSINESS AND YOUR INVESTMENT.

We depend to a large extent on Walter G. Mize, our Chairman of the Board, President and Chief Executive Officer, for our management and business and financial contacts. The unavailability of Mr. Mize could have a material adverse effect on our business. Mr. Mize does not have an employment contract with us, however he is our major shareholder. The loss of Mr. Mize's services in the future could adversely affect our business and result in a decline in the value of your investment.

RISKS RELATED TO AN INVESTMENT IN OUR SECURITIES

WE COULD LOSE OUR NASDAQ SMALLCAP LISTING. IF THAT WERE TO HAPPEN, IT MAY BECOME MORE DIFFICULT FOR YOU TO LIQUIDATE YOUR COMMON STOCK IF YOU NEEDED MONEY.


We received a Nasdaq staff determination dated September 1, 2004 indicating that we failed to comply with the minimum bid price requirement for continued listing set forth in marketplace rule 4310(c), and that our securities were subject to delisting from the Nasdaq SmallCap Market.

We may be unable to continue to meet the listing criteria for the Nasdaq SmallCap Market or Nasdaq may change its listing requirements. If our common stock were to be delisted, it would be quoted on the over-the-counter bulletin board. Trading of our common stock in the over-the-counter market may be more difficult because of lower trading volumes, transaction delays and reduced security analyst and news media coverage. These factors could contribute to lower prices and larger spreads in the bid and ask prices for our common stock. Additionally, trading of our common stock in an over-the-counter market may make us less desirable to institutional investors and may, therefore, limit our future equity funding options.


OUR COMMON STOCK IS THINLY TRADED, SO YOU MAY BE UNABLE TO SELL AT OR NEAR ASK PRICES OR AT ALL IF YOU NEED TO SELL YOUR STOCK TO RAISE MONEY OR OTHERWISE DESIRE TO LIQUIDATE YOUR SHARES.

Our common shares are "thinly-traded" on the Nasdaq SmallCap Market, meaning that the number of persons interested in purchasing our common shares at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to issuers which have a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained. Due to these conditions, we can give you no assurance that you will be able to sell your shares at or near ask prices or at all if you need money or otherwise desire to liquidate your shares.

THE MARKET PRICE FOR OUR COMMON SHARES IS EXTREMELY VOLATILE. AS A RESULT OF THIS, YOU COULD SUFFER A SUBSTANTIAL OR TOTAL LOSS IN YOUR INVESTMENT.

The market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be volatile for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our common shares are thinly traded. Furthermore, in the past we had relatively few common shares outstanding in the public float, since over 60% of our shares were held by Mr. Walter G. Mize, our President. As a consequence, the trading of relatively small quantities of shares by our shareholders has, and will probably continue to, disproportionately influence the price of our common stock in either direction. For example, the price for our common stock could decline significantly in the event that a large number of our shares are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price.

Finally, we will remain subject to a variety of internal and external factors that generally will affect our stock price. Examples of internal factors, which can generally be described as factors that are directly related to our operating performance or financial condition, would include the release of reports by securities analysts and announcements we may make from time-to-time relative to contracts or other arrangements we may enter into, our operating performance, including fluctuations in our operating results, or other business developments specific to our company. Examples of external factors, which can generally be described as factors that are unrelated to the operating performance or financial condition of any particular company, include changes in interest rates and worldwide economic and market conditions and trends, as well as changes in industry conditions such as changes in the cost of energy and the passage of regulatory and environmental rules. Changes in the market price of our common stock may have no connection with our operating results, financial condition or prospects.

We cannot make any predictions or projections as to what the prevailing market price for our common stock will be at any time, or as to what effect, if any, that the availability or sale of our common stock will have on the prevailing market price. Because of the volatility of the price of our common stock, the value of your investment could decline substantially.

WE HAVE ISSUED A LARGE NUMBER OF SHARES OF COMMON STOCK WARRANTS AND OPTIONS TO PURCHASE COMMON STOCK. THE SALE OF THIS COMMON STOCK IN THE PUBLIC MARKET COULD SUBSTANTIALLY DEPRESS THE PREVAILING MARKET PRICES FOR OUR SHARES.

In connection with the private offerings we undertook in February 2004, we issued 3,400,000 shares of common stock and warrants to purchase an additional 6,800,000 shares of our common stock. In May 2003, we issued to members of our Board of Directors and certain employees and consultants options to purchase 3,025,000 shares of our common stock, most of which are subject to vesting conditions. It is possible that many of the holders of these options and warrants will sell common shares in tandem with their exercise of these securities to finance that exercise. Sales of large amounts of common stock in the public market, or the perception that large sales could occur as these options and warrants become exercisable, could substantially depress the prevailing market prices for our shares. If that were to happen, the value of your investment could decline substantially.

OUR ARTICLES OF INCORPORATION PERMIT US TO ISSUE SHARES OF PREFERRED STOCK. BY ISSUING PREFERRED STOCK, WE MAY BE ABLE TO DELAY, DEFER OR PREVENT A CHANGE OF CONTROL.

Our Articles of Incorporation permit us to issue 5,000,000 shares of preferred stock. Our Articles of Incorporation also permit our Board of Directors to determine the rights, preferences, privileges and restrictions granted to, or imposed upon, the preferred stock and to fix the number of shares constituting any series and the designation of such series without further action by our shareholders. If our Board of Directors chose to issue shares of preferred stock, the rights, preferences and privileges given to the preferred shareholders could be superior to the rights of holders of our common stock. Such rights, preferences and privileges might also prevent or make it more difficult, costly or time consuming to gain control of our Board of Directors and to remove management.


WE HAVE ENTERED INTO AN AGREEMENT AND PLAN OF MERGER WITH IMPERIAL PETROLEUM, INC. THERE IS NO GUARANTEE THAT WE WILL RECOGNIZE ANY BENEFIT FROM THE MERGER. IF THE MERGER IS NOT PROFITABLE OR IF WE ARE NOT ABLE TO INTEGRATE IMPERIAL'S OPERATIONS SUCCESSFULLY, OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS COULD BE ADVERSELY AFFECTED.

On October 14, 2004 we entered into an Agreement and Plan of Merger with Imperial Petroleum, Inc. Pursuant to the Agreement, we will create a new subsidiary into which Imperial Petroleum, Inc. will be merged. Imperial Petroleum, Inc. will survive the merger and become our wholly owned subsidiary.

We cannot guarantee that this merger will be profitable or that we will be able to integrate this acquisition without substantial costs, delays, or other operational or financial problems. Acquisitions involve a number of special risks, including possible adverse effects on our operating results, diversion of management's attention and failure to retain key personnel. Some or all of these risks could have a material adverse affect on our business, financial condition and results of operations.

WE ARE SUBJECT TO THE PENNY STOCK RULES AND THESE RULES MAY ADVERSELY EFFECT TRADING IN OUR COMMON SHARES.

Our common stock is considered a `low-priced' security under rules promulgated under the Securities Exchange Act of 1934. In accordance with these rules, broker-dealers participating in transactions in low-priced securities must first deliver a risk disclosure document which describes the risks associated with such stocks, the broker-dealer's duties in selling the stock, the customer's rights and remedies and certain market and other information. Furthermore, the broker-dealer must make a suitability determination approving the customer for low-priced stock transactions based on the customer's financial situation, investment experience and objectives. Broker-dealers must also disclose these restrictions in writing to the customer, obtain specific written consent from the customer, and provide monthly account statements to the customer. The effect of these restrictions will likely be a decrease in the willingness of broker-dealers to make a market in our common shares, decreased liquidity of our common shares and increased transaction costs for sales and purchases of our common shares as compared to other securities.

OUR RIGHT TO ISSUE ADDITIONAL CAPITAL STOCK AT ANY TIME COULD HAVE AN ADVERSE EFFECT ON YOUR PROPORTIONATE OWNERSHIP AND VOTING AND OTHER RIGHTS.

We are entitled under our Certificate of Incorporation to issue up to 125,000,000 shares of common stock and up to 5,000,000 shares of preferred stock. Our Board of Directors may generally issue those shares, or options or warrants to purchase those shares, without further approval by our shareholders. It is likely that we will be required to issue a large amount of additional securities to raise capital to further our development plans. If we raise additional funds through the issuance of equity, equity-related or convertible debt securities, these securities may have rights, preferences or privileges senior to those of the holders of our common stock. It is also likely that we will be required to issue a large amount of additional securities to directors, officers, employees and consultants as compensatory grants in connection with their services. If you are a holder of common stock, your proportionate ownership and voting rights could be adversely effected by the issuance of additional common or preferred shares, or options or warrants to purchase those shares, including a substantial dilution in your proportionate ownership and voting rights.

We cannot give you any assurance that we will not issue additional common shares, or options or warrants to purchase those shares, under circumstances we may deem appropriate at the time. The issuance of additional common stock by our management will have the effect of diluting the proportionate equity interest and voting power of holders of our common stock.


WE HAVE NOT PAID CASH DIVIDENDS AND IT IS UNLIKELY THAT WE WILL PAY CASH DIVIDENDS IN THE FORESEEABLE FUTURE. INVESTING IN OUR SECURITIES WILL NOT PROVIDE YOU WITH INCOME.


We plan to use all of our earnings, to the extent we have earnings, to fund our operations. We do not plan to pay any cash dividends in the foreseeable future. We cannot guarantee that we will, at any time, generate sufficient surplus cash that would be available for distribution as a dividend to the holders of our common stock. You should not expect to receive cash dividends on our common stock.


                           FORWARD LOOKING STATEMENTS

This prospectus contains "forward-looking statements". These forward-looking statements are based on our current expectations, assumptions, estimates and projections about our business and our industry. Words such as "believe," "anticipate," "expect," "intend," "plan," "may," and other similar expressions identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed in the sections of this prospectus titled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operation", as well as the following:


o events that deprive us of the services of our Chairman of the Board of Directors, Chief Executive Officer, President and largest shareholder, Walter G. Mize, or that deprive us of certain benefits provided by Mr. Mize and his affiliates;

o the occurrence of cash flow shortages that we cannot fund through advances by Mr. Mize or other sources;


o our inability to successfully merge the operations of Imperial Petroleum, Inc. into our operations;

o adverse changes in the prices for oil and gas;

o inaccuracy in the estimates of our oil and gas reserves;

o ineffectiveness of the recovery methods that we plan to use in our oil and gas operations;

o our lack of capital and whether or not we will be able to raise capital when we need it,

o whether or not our largest customers will continue to do business with us,

and other factors, some of which will be outside our control. You are cautioned not to place undue reliance on these forward-looking statements, which relate only to events as of the date on which the statements are made. We undertake no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. You should refer to and carefully review the information in future documents we file with the Securities and Exchange Commission.


                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


Management's discussion and analysis of results of operations and financial condition are based on our financial statements. These statements have been prepared in accordance with accounting principles generally accepted in the United States of America. These principles require management to make certain estimates, judgments and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates based on historical experience and various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

OVERVIEW


We are an independent producer of natural gas and crude oil based in Cleburne, Texas. We produce from properties we lease in Texas and New Mexico. We acquired our Texas property, which includes 114 wells, in February 1997 and our New Mexico property, which includes 294 wells, in June 1999. We intend to develop these properties by reworking many of the existing wells and drilling additional wells, however our revenues from operations, even used in conjunction with loans we obtained, do not provide us with enough money to implement our business plan. In February 2004 we undertook private offerings of our securities and raised a total of $1.7 million in gross proceeds. We used the funds we raised to pay off a portion of our debt to Almac Financial Corporation, a corporation owned and controlled by our President and Chief Executive Officer, Mr. Walter Mize, to begin the implementation of a nitrogen injection recovery procedure in wells located on our property in Texas, to pay short term obligations and costs we incurred that relate to the financing, and for other general corporate purposes.

Our property in Texas is made up of approximately 10,500 acres. We believe that approximately 9,600 of these acres can be productive and that there are approximately 168,000,000 barrels of oil in place. We used a portion of the proceeds from our private offerings to begin implementation of a nitrogen injection recovery procedure on this property. The purpose of the nitrogen injection recovery procedure is to increase pressure in the reservoir, thereby enhancing production. Nitrogen injection has been used successfully by other oil producers in fields similar to our Texas field. It is an attractive alternative to other types of oil recovery methods because nitrogen, an inert gas, causes no harm to the environment, either surface or subsurface, and cannot harm any aquifers. We intend to use the nitrogen injection recovery procedure ultimately over approximately 142 acres for the purpose of determining whether or not it will be feasible to implement this system over all the acreage. Monthly oil production from our Texas property as of March 31, 2004 was 61 BBL of oil.

Our properties in New Mexico are located in the Permian Basin and consist of approximately 20,000 gross acres. These properties have 278 gross and net productive oil wells on 6,260 gross and net developed acres. Undeveloped gross and net acres are 13,740 based on 20 acre well spacing. Currently, 202 of the gross and net productive oil wells are located in the Cato San Andres Unit of New Mexico's properties. Monthly oil and gas production from New Mexico as of March 31, 2004 was 10.5 MMCF of gas and 833 BBL of oil.

While we have raised money for the purpose of developing our oil and gas properties, we also are seeking to partner with larger oil and gas producers to assist us with this development or even to transfer all, or a portion of, our oil and gas interests.


In June 2000 our subsidiary, National Heritage Sales Corporation, began marketing a line of premium meat and poultry products under the brand Heritage Lifestyle Products(TM). These products were developed by National to provide busy consumers with pre-seasoned, pre-packaged, ready to cook food products and to provide retail food stores with products that were case ready and required less in-store labor. Due to the extremely diverse requirements of the food products business and the oil and gas business, management determined that the two businesses were not compatible, and that this incompatibility resulted in under-valuation of both companies by the public. On April 15, 2002, we announced that our Board of Directors had authorized the spin-off of National however, due to the accounting and legal expenses related to completing the spin-off, the transaction has not been consummated and management is not certain that it will complete the spin-off in the future. In June 2004, National began selling its meat products through QVC. Other than the sales made through QVC, National is not actively selling its meat and poultry products to retail food stores at this time, although it has entered into an agreement with Braum's of Oklahoma to sell its chicken products. National also entered into an agreement with Oklahoma City Meat Company pursuant to which National licensed its trademarks and flavor profile in exchange for a profit participation of 50% on all products that are marketed using the licensed property. This agreement was terminated in July 2004. Management is evaluating the position of National in the marketplace in light of current consumer tastes, competition and sales potential in order to determine whether or not its operations should be continued.

During the fiscal year ended March 31, 2004 we had a net loss of $1,497,875 and an accumulated deficit of $11,578,549. Our auditor, Weaver and Tidwell L.L.P., has issued a "going concern" opinion for our financial statements at March 31, 2004. In that opinion, the auditor noted that our ability to continue as a going concern is dependent upon our ability to retain existing financing and achieve profitable operations. These factors raise substantial doubt about our ability to continue as a going concern.


CRITICAL ACCOUNTING POLICIES AND ESTIMATES

In consultation with our Board of Directors, we have identified four accounting principles that we believe are key to an understanding of our financial statements. These important accounting policies require management's most difficult, subjective judgments.

PROVED RESERVES - Proved reserves are defined by the Securities and Exchange Commission as those volumes of crude oil, condensate, natural gas liquids and natural gas that geological and engineering data demonstrate with reasonable certainty are recoverable from known reservoirs under existing economic and operating conditions.

Proved developed reserves are volumes expected to be recovered through existing wells with existing equipment and operating methods. Although our engineers are knowledgeable of and follow the guidelines for reserves established by the Securities and Exchange Commission, the estimation of reserves requires engineers to make a significant number of assumptions based on professional judgment. Reserves estimates are updated at least annually and consider recent production levels and other technical information about each well. Estimated reserves are often subject to future revision, which could be substantial, based on the availability of additional information, including reservoir performance, new geological and geophysical data, additional drilling, technological advancements, price changes and other economic factors. Changes in oil and gas prices can lead to a decision to start-up or shut-in production, which can lead to revisions to reserve quantities. Reserve revisions in turn cause adjustments in the depletion rates we use. We cannot predict what reserve revisions may be required in future periods.

Depletion rates are determined based on reserve quantity estimates and the capitalized costs of producing properties. As the estimated reserves are adjusted, the depletion expense for a property will change, assuming no change in production volumes or the costs capitalized. Estimated reserves are used as the basis for calculating the expected future cash flows from a property, which are used to determine whether that property may be impaired. Reserves are also used to estimate the supplemental disclosure of the standardized measure of discounted future net cash flows relating to oil and gas producing activities and reserve quantities disclosure in Footnote 15 to the consolidated financial statements. Changes in the estimated reserves are considered changes in estimates for accounting purposes and are reflected on a prospective basis.

We employ the full cost method of accounting for our oil and gas production assets. Under the full cost method, all costs associated with the acquisition, exploration and development of oil and gas properties are capitalized and accumulated in cost centers on a country-by-country basis. The sum of net capitalized costs and estimated future development and dismantlement costs for each cost center is depleted on the equivalent unit-of-production basis using proved oil and gas reserves as determined by independent petroleum engineers.

Net capitalized costs are limited to the lower of unamortized cost net of related deferred tax or the cost center ceiling. The cost center ceiling is defined as the sum of

o estimated future net revenues, discounted at 10% per annum, from proved reserves, based on un-escalated year-end prices and costs;

o the cost of properties not being amortized;

o the lower of cost or market value of unproved properties included in the costs being amortized; less;

o income tax effects related to differences between the book and tax basis of the oil and gas properties.

The ceiling test is affected by a decrease in net cash flow from reserves due to higher operating or finding costs or reduction in market prices for natural gas and crude oil. These changes can reduce the amount of economically producible reserves. If the cost center ceiling falls below the capitalized cost for the cost center, we would be required to report an impairment of the cost center's oil and gas assets at the reporting date.

IMPAIRMENT OF PROPERTIES - We continually monitor our long-lived assets recorded in oil and gas properties in the consolidated balance sheet to ensure they are fairly presented. We must evaluate our properties for potential impairment when circumstances indicate that the carrying value of an asset could exceed its fair value. A significant amount of judgment is involved in performing these evaluations since the results are based on estimated future events. Such events include a projection of future oil and natural gas sales prices, an estimate of the ultimate amount of recoverable oil and gas reserves that will be produced from a field, the timing of future production, future production costs, and future inflation. The need to test a property for impairment can be based on several factors, including a significant reduction in sales prices for oil and/or gas, unfavorable adjustment to reserves, or other changes to contracts, environmental regulations or tax laws. All of these factors must be considered when testing a property's carrying value for impairment. We cannot predict whether impairment charges may be required in the future.


REVENUE RECOGNITION - In preparing our financial statements for the periods discussed below, revenue from the sale of meat products is recognized when products are delivered to customers. Oil and gas production revenues are recognized at the point of sale.


INCOME TAXES - Included in our net deferred tax assets are $2.68 million of future tax benefits from prior unused tax losses. Realization of these tax assets depends on sufficient future taxable income before the benefits expire. We are unsure if we will have sufficient future taxable income to utilize the loss carry-forward benefits before they expire. Therefore, we have provided an allowance for the full amount of the net deferred tax asset.

We have no off-balance sheet arrangements, special purpose entities, financing partnerships or guarantees.

RESULTS OF OPERATIONS


QUARTER ENDED JUNE 30, 2004 AS COMPARED TO THE QUARTER ENDED JUNE 30, 2003.

Our revenues for the quarter ended June 30, 2004 were $161,710 compared to revenues of $104,688 for the quarter ended June 30, 2003, an increase of $57,022 or approximately 54.5%. The increase in sales revenue for the quarter ended June 30, 2004 as compared to the quarter ended June 30, 2003 was due primarily to revenues earned by National Heritage Sales Corporation.

Operating expenses for the quarter ended June 30, 2004 increased substantially, to $645,549, for the quarter ended June 30, 2004 as compared to $332,593 in operating expenses for the quarter ended June 30, 2003. This was an increase of $312,956 or approximately 94%. The increase for the quarter ended June 30, 2004 was due primarily to increased corporate costs for investor relations, professional fees and consultants.

Our net loss for the quarter ended June 30, 2004 was $559,743 as compared to the net loss of $313,897 for the quarter ended June 30, 2003, an increase of $245,846 or approximately 78%. The primary reason for the increase in net loss is the increase in corporate costs and fees we incurred during the quarter ended June 30, 2004.

FOOD PRODUCTIONS SEGMENT

Revenues generated by National Heritage Sales Corporation were $51,296 for the quarter ended June 30, 2004, representing 31.7% of our total revenue and reflecting an increase from no revenues for the quarter ended June 30, 2003. During the quarter ended June 30, 2004 National Heritage Sales Corporation sold chicken products pursuant to an agreement with Braum's of Oklahoma, began selling its meat products through QVC and received profit participation revenues from Oklahoma City Meat Company. National Heritage Sales Corporation had no sales during the quarter ended June 30, 2003 due to a decision by management to take National's products off the market in order to reevaluate them.

The cost of processed food products for the quarter ended June 30, 2004 was $48,946 as compared to no cost for the quarter ended June 30, 2003. The increased cost for the quarter ended June 30, 2004 represented money spent on inventory and packaging that we purchased in order to sell our meat products on QVC. Both quarters were negatively impacted by low sales volume.

Selling expenses for the quarter ended June 30, 2004 were $1,007. National Heritage Sales Corporation incurred selling expenses only in connection with the sale of its chicken products. It had no selling expenses during the quarter ended June 30, 2003, because it had suspended the sale of all meat products.

The food productions segment of our business reported a loss of $40,349 for the quarter ended June 30, 2004, as compared to a loss of $51,068 for the quarter ended June 30, 2003. These losses were due primarily to a sales volume decline and increased general and administrative costs.

OIL AND GAS SEGMENT

For the quarter ended June 30, 2004 gross sales of oil and gas were $110,414 as compared to $104,688 for the quarter ended June 30, 2003, a difference of $5,726 or approximately 5.5%.

Due to an increase in production costs, production and operating costs totaling $77,180 were higher for the quarter ended June 30, 2004 as compared to production and operating costs of $65,411 for the quarter ended June 30, 2003, a difference of $11,769 or approximately 18%. Our lack of operating capital has continued to affect our ability to increase production.

The oil and gas segment of our business reported a loss of $9,628 for the quarter ended June 30, 2004, as compared to a profit of $2,086 for the quarter ended June 30, 2003, due primarily to a sales volume decline and increased general and administrative costs.

OPERATING EXPENSES

General and administrative expenses increased by $253,195 or approximately 103%, to $497,450 for the quarter ended June 30, 2004 as compared to general and administrative expenses of $244,255 for the quarter ended June 30, 2003. The increase in general and administrative expenses resulted from an increase in our legal fees relating to litigation matters and our securities offerings. Interest expense decreased to $79,912 for the quarter ended June 30, 2004 as compared to $89,613 for the quarter ended June 30, 2003, due to decreased debt levels. A portion of the proceeds of a private offering of our securities that was completed in February 2004 was used to pay down our credit line to ALMAC Financial Corporation.

CASH FLOW

Our operations used $(259,576) of cash flow in the quarter ended June 30, 2004 as compared to $(145) used in the quarter ended June 30, 2003. The cash flow deficits are due to the operating losses incurred.

Cash of $(331,468) and $(41,899) was used by investing activities during the quarters ended June 30, 2004 and 2003, respectively, primarily related to capital expenditures for our oil and gas properties.

In the quarter ended June 30, 2004, cash flow from financing activities was $218,212 representing $740,087 of funds raised from the issuance of promissory notes, offset by principal reductions on our line of credit with ALMAC Financial Corporation, a corporation owned by Walter G. Mize. Cash flow from financing activities was $32,100 for the quarter ended June 30, 2003, primarily from borrowings.Total current assets decreased by $326,222, or approximately 49.4%, from $660,273 as of March 31, 2004 to $334,051 as of June 30, 2004. The decrease in our current assets was attributable primarily to a reduction in cash from $427,422 at March 31, 2004 to $54,590 at June 30, 2004, a decrease of $326,222.
This decrease resulted primarily from the use of $375,900 in cash for expenditures on oil and gas properties. Current liabilities also increased, from $3,168,971 at March 31, 2004 to $3,279,983 at June 30, 2004, an increase of
$111,012 or approximately 3.5%. The increase in current liabilities was due to increased accounts payable and accrued expenses from the lack of adequate cash flow from operations. We had a working capital deficit of $2,945,932 as of June 30, 2004, an increase of $437,234 as compared to the working capital deficit reported at March 31, 2004 of $2,508,698. The increased deficit was due primarily to increased payables and accrued expenses at June 30, 2004, which resulted from continued operating losses and the related lack of cash flow from operations.

Equity capital increased by $1,027,486, from $25,007,786 on March 31, 2004 to $26,035,272 on June 30, 2004. This increase was primarily the result of the issuance of common stock upon conversion of promissory notes of $1,325,000 offset by the net loss for the three-month period ended June 30, 2004.

Our total assets were $31,694,307 as of June 30, 2004, which is substantially unchanged from the total assets of $31,662,597 reported at March 31, 2004.

FISCAL YEAR ENDED MARCH 31, 2004 AS COMPARED TO THE FISCAL YEAR ENDED MARCH 31, 2003


Our revenues for the fiscal year ended March 31, 2004 were $390,316, compared to revenues of $539,306 for the fiscal year ended March 31, 2003, a decrease of $148,990 or approximately 27.63%. The decreases in sales revenue for the fiscal year ended March 31, 2004 as compared to the fiscal year ended March 31, 2003 was due primarily to decreased sales of food products.

Total operating expenses increased by $467,465 or approximately 42.32% in the fiscal year ended March 31, 2004, to $1,571,997 as compared to $1,104,532 in the fiscal year ended March 31, 2003. Operating expenses increased due to an increase in food product costs along with increased general and administrative expenses.

Our net loss for the fiscal year ended March 31, 2004 was $1,497,875, compared to the net loss for the fiscal year ended March 31, 2003 of $884,898, an increase of $612,977 or approximately 69.27%. The increased loss for the fiscal year ended March 31, 2004 was primarily the result of an increase in food product costs along with increased general and administrative expenses.


FOOD PRODUCTS SEGMENT


Revenues generated by National Heritage Sales Corporation were $14,009 for the fiscal year ended March 31, 2004, representing 3.72% of our total revenue and reflecting a decrease from revenues of $110,860 for the fiscal year ended March 31, 2003, a decline of $96,851 or approximately 87.36%. Revenue for the fiscal year ended March 31, 2004 reflects a volume decline in sales as compared to the fiscal year ended March 31, 2003 due to a decision by management to take National's products off the market in order to reevaluate them.


The cost of processed food products for the fiscal year ended March 31, 2004 was $192,828 as compared to $103,004 for the fiscal year ended March 31, 2003, an increase of $89,824 or approximately 87.2%. The increased cost for the fiscal year ended March 31, 2004 was caused by an inventory write down of $143,800 for product reduced in value due to aging. Additional write-downs of prepaid packaging and advertising materials were taken in the fiscal year ended March 31, 2004. Both years were negatively impacted by low sales volume.

A decline in selling expenses for the fiscal years ended March 31, 2004 and March 31, 2003 was the result of reduced marketing efforts. Selling expenses totaled $39,867 for the fiscal year ended March 31, 2004 and $34,197 for the fiscal year ended March 31, 2003.

This segment of our business reported a loss of $387,559 for the fiscal year ended March 31, 2004 as compared to a loss of $174,033 for the fiscal year ended March 31, 2003, an increase of $213,526 or approximately 122.7%. The increasing losses are the result of the decline in sales during each fiscal period, and write-downs of inventory carrying values.

OIL AND GAS SEGMENT

Oil and gas sales during the fiscal year ended March 31, 2004 decreased by $52,139 or approximately 12.17%, to $376,307 as compared to sales of $428,446 during the fiscal year ended March 31, 2003. The fiscal year ended March 31, 2004 had a reduced volume of units sold, offset by improved market prices for lower overall revenue.

Production and operating expenses for the fiscal year ended March 31, 2004 decreased by $23,737 or approximately 9.07%, to $238,053 as compared to production and operating expenses for the fiscal year ended March 31, 2003 of $261,790. Production and operating expenses for the fiscal year ended March 31, 2004 were less than the prior year due to the reduced volume of oil and gas sales. Depletion for the fiscal year ended March 31, 2004 was $62,645 as compared to $56,325 for the fiscal year ended March 31, 2003, an increase in the fiscal year ended March 31, 2004 resulting from higher per-unit depletion costs.

The oil and gas segment of our business reported a loss of $120,459 for the fiscal year ended March 31, 2004, as compared to a profit of $27,072 for the fiscal year ended March 31, 2003, due primarily to a sales volume decline and increased general and administrative costs.


OPERATING EXPENSES

General and administrative expenses increased by $391,091 or approximately 64.6%, to $996,464 for the fiscal year ended March 31, 2004 as compared to general and administrative expenses of $605,373 for the fiscal year ended March 31, 2003. The increase in general and administrative expenses resulted from deferred compensation fees that were expensed during the last fiscal year, fees paid to Nasdaq for the listing of additional shares and an increase in our legal fees relating to litigation matters and our securities offerings. Interest expense increased to $367,647 in the fiscal year ended March 31, 2004, as compared to $332,240 in the fiscal year ended March 31, 2003, an increase of $35,407 or approximately 10.66%. This increase was due to an increase in borrowing against our credit line with Almac Financial Corporation. These funds were used for our general operations during the fiscal year ended March 31, 2004.

CASH FLOW

Our operations used $(555,023) of cash flow in the fiscal year ended March 31, 2004 as compared to $(469,559) used in the fiscal year ended March 31, 2003. The cash flow deficits are due to the operating losses incurred.

Cash of $(76,746) and $(109,959) was used by investing activities during the fiscal years ended March 31, 2004 and 2003, respectively, primarily related to capital expenditures for the oil and gas properties in each year.

In the fiscal year ended March 31, 2004, cash of $83,500 was provided by borrowing and $958,913 was provided by proceeds from convertible promissory notes and from issuance of stock. In the fiscal year ended March 31, 2003, $524,796 was provided by borrowing and $71,500 was provided from the sale of common stock.

Our liquidity was improved at March 31, 2004 compared to the prior year as our current assets increased by $173,716 or approximately 26.31%, from $486,557 at March 31, 2003 to $660,273 at March 31, 2004. The increase in our current assets was due to the proceeds we received from the offering of our securities. Current liabilities also increased, from $2,876,466 at March 31, 2003 to $3,168,971 at March 31, 2004, an increase of $292,505 or approximately 9.23%. The increase in current liabilities was due to increased accounts payable and accrued expenses from the lack of adequate cash flow from operations. Working capital was a deficit of $2,508,698 at March 31, 2004, an increase as compared to the March 31, 2003 deficit of $2,389,909. The increased deficit was due primarily from increased payables and accrued expenses at March 31, 2004, as a result of continued operating losses and the related lack of cash flow from operations.

Equity capital decreased by $795,934 during the fiscal year ended March 31, 2004. Stockholders' equity was $25,007,786 at March 31, 2004, as compared to $25,803,720 at March 31, 2003. The decrease was due to the loss of $1,497,875 we sustained in the fiscal year ended March 31, 2004 offset by $673,536 of capital raised by the issuance of common stock.

Total assets were $31,662,597 at March 31, 2004, as compared to $31,205,555 for the previous year-end. The small increase in total assets resulted primarily from the increased investment in oil and gas activities.


LIQUIDITY AND CAPITAL RESOURCES


Our sales revenues have not been adequate to support our operations and we do not expect that this will change in the near future. In the past, we have relied primarily on loans to finance our operations. In March 2002, we obtained a line of credit in the amount of $2 million from First Savings Bank, PSB. We have fully used this credit line which, by its terms, was originally due to be paid in full in April 2001, but was extended until April 25, 2002. Interest accrued at 1% above the prime interest rate reported in The Wall Street Journal. Mr. Walter Mize, our President and Chief Executive Officer, provided collateral for this loan. We have not paid the credit line because we are currently in a dispute with First Savings Bank, PSB. In early 2001, we received a revolving credit line bearing interest at 10% per annum from Almac Financial Corporation, a corporation owned by our President and Chief Executive Officer, Walter G. Mize. On September 6, 2001, the line of credit was increased from $1.75 million to $3 million, and was secured by substantially all of our assets and those of our subsidiaries. As of June 30, 2004 we had drawn $2,086,994 under this line of credit and at August 4, 2004, the outstanding balance was $2,101,494, leaving $898,506 available. This line of credit matures on April 15, 2005. We have made one payment of $500,000 on the balance.


During February 2004 we completed private offerings of our securities to accredited investors. We raised gross proceeds of $1.7 million through these offerings, and, if the warrants issued to the investors were fully exercised, we would receive $5,950,000 in additional proceeds. We used the proceeds from these offerings to repay a portion of the line of credit from Almac Financial Corporation, to continue the development and exploitation of our oil producing property in Texas and for general business purposes. We expect that we will still need to raise funds in order to fully implement our business plan as it relates to the development of our oil and gas properties.


Although we believe that our line of credit from Almac Financial Corporation will be available to cover revenue shortfalls, we are continuing to seek other alternatives, such as strategic partnering or a sale of assets, to assist with the funding of our subsidiaries' operations. We have no commitments for additional financing and currently, with the exception of the transaction described below, we have not found a strategic partner to help with the development of our oil and gas properties. If our revenues do not substantially increase and if we are unable to obtain additional loans or to raise money through sales of our securities, we may be unable to continue our operations.

On October 14, 2004 we entered into an Agreement and Plan of Merger with Imperial Petroleum, Inc. Imperial Petroleum, Inc.'s common stock is publicly traded on the Over the Counter Bulletin Board under the symbol IPTM. Other than the relationship created by the Agreement and Plan of Merger, there is no relationship between United Heritage and its affiliates and Imperial Petroleum, Inc. and its affiliates.

Pursuant to the Agreement, we will create a new subsidiary into which Imperial Petroleum, Inc. will be merged. Imperial Petroleum, Inc. will survive the merger and become our wholly owned subsidiary. Each holder of Imperial Petroleum, Inc. common stock will receive one share of our common stock, $0.001 par value, for every three shares of Imperial Petroleum, Inc., $0.006 par value per share. Imperial Petroleum Inc. has, on a fully diluted basis, 51,715,537 shares of common stock issued and outstanding, and therefore we would issue up to 17,238,512 shares of common stock in connection with the merger. The merger is subject to the approval of our shareholders and to a Registration Statement on Form S-4 being declared effective by the Securities and Exchange Commission. The share exchange shall be accomplished through Computershare Trust Company, our stock transfer agent.

Holders of warrants to purchase Imperial Petroleum, Inc. common stock will be asked to relinquish the warrants in exchange for shares of our common stock. The number of shares granted to each warrant holder who agrees to relinquish his warrant shall be computed by multiplying the number of shares subject to the warrant by the amount by which the "Per Share Amount Value" (designated as $0.25) exceeds the exercise price per share of the shares subject to the warrant, divided by $0.75. Warrant holders who decline to relinquish their warrants will receive, upon exercise of the warrant, one share of our common stock for every three shares of Imperial Petroleum, Inc. common stock represented by the warrant.

Upon completion of the merger, Jeffrey T. Wilson will become our President and Chief Executive Officer.

On July 14, 2004, we filed a Form 8-K disclosing the terms of a letter of intent signed by United Heritage and Imperial Petroleum, Inc. regarding the merger. The Form 8-K indicated that Jeffrey T. Wilson intended to purchase 13,188,834 shares of our common stock at a price of $0.75 per share. Mr. Wilson informed us that he would unable to proceed with the stock purchase transaction. Thereafter, our Board of Directors approved the material terms of the merger in a Unanimous Written Consent dated October 14, 2004, and recommended that our shareholders approve the merger transaction as set forth in the Agreement and Plan of Merger.

There is no guarantee that the merger will benefit us or that we will become profitable as a result of the merger.

IMPACT OF INFLATION ON OUR SALES

Oil and gas prices may or may not change with inflation pressures due to other influencing factors, such as OPEC and domestic exploration policies. Meat sales prices are based on a multiple of current meat costs (raw material) and are adjusted weekly with the meat industry therefore, the cost of raw materials
(meat) has little impact on gross profit (percentage).

CAPITAL RESOURCES

In February and March 2004 we raised $375,000 from the issuance of stock in a private placement and $584,913 from the issuance of convertible promissory notes payable to accredited investors. In the quarter ended June 30, 2004, we received an additional $752,000 in proceeds from this offering.

We did not have material commitments for capital expenditures as of June 30, 2004.

                             DESCRIPTION OF BUSINESS

A glossary of some of the terms and acronyms used in the petroleum industry appears at the conclusion of this section, on page 24.

Oil is a natural fuel formed from the decay of plants and animals buried beneath the ground, under tremendous heat and pressure, for millions of years. Natural gas is formed by a similar process. Oil and natural gas furnish about three-fifths of our energy needs, fueling homes, workplaces, factories, and transportation systems. In addition, they constitute the raw materials for plastics, chemicals, medicines, fertilizers, and synthetic fibers.

United Heritage Corporation is a Utah corporation that was formed in 1981. We are an independent producer of natural gas and crude oil based in Cleburne, Texas. We operate our business through our wholly owned subsidiaries, UHC Petroleum Corporation ("Petroleum"), UHC Petroleum Services Corporation ("Services"), and UHC New Mexico Corporation ("New Mexico"), which are sometimes collectively referred to in this prospectus as the "subsidiaries".

Petroleum holds leases to approximately 10,500 acres of oil and gas interests in South Texas that produce from the Val Verde Basin. Petroleum acquired its properties in a series of transactions completed in February 1997. The field has 136 gross and net productive oil wells on 142 gross and net developed acres. We are currently producing from wells in this field using Moyno pumps and the Klaeger Oil Retrieval System, a mobile swabbing unit. "Swabbing" is a process using a rubber and wire tool that contracts going down the well and expands as it is pulled upward by the swab line and lifts fluid out of the well casing or tubing. A swab, when pulled rapidly, exerts a suction that draws oil into the well bore. Petroleum is seeking an industry partner to drill the "deep-gas prospect" (8,500' to 10,200') in the South Texas field or a buyer to purchase all or part of the deep rights owned by Petroleum. Petroleum is seeking development funds or a partner for the shallow Glen Rose development. Petroleum is considering selling all or part of the Glen Rose development.

On May 25, 2003, Petroleum received an engineering study of its South Texas oil field which showed proved reserves of 22,886,250 net barrels. The study indicated in excess of 168 million barrels of oil remaining in place. We estimate a value of these proven reserves net of future production costs, future development cost, future income tax expense, and less a 10% annual discount for estimated timing of cash flows, of $95,203,000.

Monthly oil production from Petroleum as of March 31, 2004 was 61 BBL of oil.



New Mexico acquired its oil and gas properties in June 1999. The properties are located in the Permian Basin of New Mexico and consist of approximately 20,000 gross acres. These properties have 278 gross and net productive oil wells on 6,260 gross and net developed acres. Undeveloped gross and net acres are 13,740 based on 20 acre well spacing. By itself, the Cato San Andres Unit has 202 gross and net productive oil wells. New Mexico owns four casing swabbing units, which are being utilized in the existing fields.

Monthly oil and gas production from New Mexico as of March 31, 2004 was 10.5 MMCF of gas and 833 BBL of oil.



In October 2001, New Mexico received an engineering study indicating 91,573,828 barrels remaining in place in the Cato San Andres unit. When this amount is added to the barrels remaining in place in the Tom Tom and Tomahawk fields, the total amount of barrels remaining in place is estimated to be 107,134,252.

In 1988, New Mexico retained the services of a petroleum engineer to prepare an engineering report for Kelt Energy, Inc., the previous operator of the Cato San Andres Unit. The report was prepared on the results of a pilot water flood in the northeast portion of the Cato San Andres Unit, and was conducted in an effort to provide estimates of the amount of recoverable oil within the unit utilizing the secondary recovery method of water flooding. The engineer estimated the total remaining recoverable oil from current production methods (primary) and water flooding (secondary) to be 22,101,000 net barrels. No substantial production has occurred in the field since the report was prepared.

Management intends to test the producing wells in New Mexico. New Mexico also intends to expand its swabbing area on a well-by-well basis. New Mexico does not intend to drill any additional "infill" wells in the immediate future or to initiate any extensive re-work or re-completion programs.

New Mexico has employed the services of CH4 Petroleum Consultants, L.L.C., which is comprised of a petroleum geologist, a reservoir petroleum engineer and a geophysicist. These individuals have analyzed all of the available data on the Cato San Andres unit and, on New Mexico's behalf, are seeking ways to develop this property including pairing with industry partners, raising development funds and exploring CO2 flood potential. New Mexico has also authorized CH4 Petroleum Consultants, L.L.C. to find buyers for all or part of the property. No assurance can be made that CH4 Petroleum Consultants, L.L.C. will be successful in finding ways to develop or sell the property.

Services acts as the field operator for the oil and gas properties located in Texas. Its operations do not contribute significantly to our consolidated earnings.

Our goal is to develop our properties to fully exploit all of their resources. Unfortunately, we have not been able to do this because of a lack of working capital.


We recently undertook a private offering of our securities. A portion of the proceeds we received from this offering has been used to begin implementation of a nitrogen injection recovery procedure for wells located on our Texas property. This entails undertaking an engineering study as well as purchasing equipment such as pumps, injecting wellheads and at least one nitrogen generator. The purpose of the nitrogen injection recovery procedure is to increase pressure in the reservoir, thereby enhancing production. Nitrogen injection has been used successfully by other oil producers in fields similar to our Texas field. It is an attractive alternative to other types of oil recovery methods because nitrogen, an inert gas, causes no harm to the environment, either surface or subsurface, and cannot harm any aquifers. We intend to implement the nitrogen injection recovery procedure in four wells, which will initially be used to increase the supply of oil from approximately 26 producing wells. Our goal is to develop approximately 142 acres that will ultimately provide us with six nitrogen injection wells and 86 producing wells, although we do not have the funds at this time to accomplish this. Our plan is to complete the initial phase and, if it is successful, to use the increased revenues we earn to continue this development. If we determine that the nitrogen injection recovery procedure is successful, we may implement this system to recover oil from all of our wells in Texas. We cannot guarantee, however, that the nitrogen injection recovery procedure will be successful or, even if it is, we cannot guarantee that our wells will produce significantly more oil or that we will earn significantly more revenues.

On October 14, 2004 we entered into an Agreement and Plan of Merger with Imperial Petroleum, Inc. Imperial Petroleum, Inc.'s common stock is publicly traded on the Over the Counter Bulletin Board under the symbol IPTM. Other than the relationship created by the Agreement and Plan of Merger, there is no relationship between United Heritage and its affiliates and Imperial Petroleum, Inc. and its affiliates.

Pursuant to the Agreement, we will create a new subsidiary into which Imperial Petroleum, Inc. will be merged. Imperial Petroleum, Inc. will survive the merger and become our wholly owned subsidiary. Each holder of Imperial Petroleum, Inc. common stock will receive one share of our common stock, $0.001 par value, for every three shares of Imperial Petroleum, Inc., $0.006 par value per share. Imperial Petroleum Inc. has, on a fully diluted basis, 51,715,537 shares of common stock issued and outstanding, and therefore we would issue up to 17,238,512 shares of common stock in connection with the merger. The merger is subject to the approval of our shareholders and to a Registration Statement on Form S-4 being declared effective by the Securities and Exchange Commission. The share exchange shall be accomplished through Computershare Trust Company, our stock transfer agent.

Holders of warrants to purchase Imperial Petroleum, Inc. common stock will be asked to relinquish the warrants in exchange for shares of our common stock. The number of shares granted to each warrant holder who agrees to relinquish his warrant shall be computed by multiplying the number of shares subject to the warrant by the amount by which the "Per Share Amount Value" (designated as $0.25) exceeds the exercise price per share of the shares subject to the warrant, divided by $0.75. Warrant holders who decline to relinquish their warrants will receive, upon exercise of the warrant, one share of our common stock for every three shares of Imperial Petroleum, Inc. common stock represented by the warrant.

No fractional shares of our common stock will be issued as a result of the share exchange.

Upon completion of the merger, Jeffrey T. Wilson will become our President and Chief Executive Officer.

On July 14, 2004, we filed a Form 8-K disclosing the terms of a letter of intent signed by United Heritage and Imperial Petroleum, Inc. regarding the merger. The Form 8-K indicated that Jeffrey T. Wilson intended to purchase 13,188,834 shares of our common stock at a price of $0.75 per share. Mr. Wilson informed us that he would unable to proceed with the stock purchase transaction. Thereafter, our Board of Directors approved the material terms of the merger in a Unanimous Written Consent dated October 14, 2004, and recommended that our shareholders approve the merger transaction as set forth in the Agreement and Plan of Merger.


The following table shows the total net oil and gas production from Texas and New Mexico for the fiscal years ended March 31, 2004 and March 31, 2003.

                                                  PRODUCTION(1)
                                  ---------------------------------------------
               AREA                  FISCAL 2004               FISCAL 2003
         -----------------        -------------------       -------------------
         Texas
         Oil                                 368 BBL                   999 BBL
         Gas                                       -                         -

         New Mexico
         Oil                               8,358 BBL                11,783 BBL
         Gas                             129,062 MCF               154,716 MCF

(1) Oil production is shown in barrels (BBL), and natural gas production is shown in thousand cubic feet (MCF).

The following table illustrates the average sales price and the average production (lifting) costs per barrel and per thousand cubic feet for the 2004 and 2003 fiscal years.

                                                    FISCAL 2004                FISCAL 2003
                                                    -----------                -----------

                    ITEMS(1)                        OIL       GAS            OIL        GAS
 Texas
               Avg. Sales Price/Unit                $15.70     -             $19.26      -
               Avg. Prod. Cost/Unit                 $13.60     -             $11.41      -

 New Mexico
               Avg. Sales Price/Unit                $24.86    $4.65          $22.86     $3.66
               Avg. Prod. Cost/Unit2                $6.78      -             $ 5.23      -

(1) Averages shown are computed per BBL of oil and per MCF of natural gas.

(2) Average production (lifting) costs are represented in BOE for New Mexico production.

The following table illustrates the results of the drilling activity during the 2004 and 2003 fiscal years:


                                                  FISCAL 2004              FISCAL 2003
                                                  -----------              -----------
                                                NET        DRY           NET        DRY

                WELLS DRILLED                  PRODUCTIVE HOLES         PRODUCTIVE HOLES
 New Mexico
               Exploratory                        -         -              -          -
               Development                        -         -              -          -

 Texas
               Exploratory                        -         -              -          -
               Development                        -         -              4          -

 TOTAL
               Exploratory                        -         -              -          -
               Development                        -         -              4          -

The following table illustrates estimates of the oil and gas reserves at March 31, 2004:


                                                        Oil (BBLs)                  Gas (MCF)
     PROVED RESERVES
     March 31, 2002                                    27,656,017                  4,802,382
     Extensions, additions and discoveries                426,050                          -
     Revisions of previous estimates                     (388,874)                (2,973,777)
     Production                                           (12,782)                  (154,716)
                                                ------------------        ---------------------
     March 31, 2003                                    27,680,411                  1,673,889
     Extensions, additions and discoveries                      -                          -
     Revisions of previous estimates                      (79,671)                   (37,317)
     Production                                            (8,725)                  (129,062)
                                                ------------------        ---------------------
     March 31, 2004                                    27,592,015                  1,507,510
                                                ==================        =====================
     PROVED DEVELOPED RESERVES

     March 31, 2003                                     6,798,421                  1,673,889
     March 31, 2004                                     6,702,230                  1,507,510

Guidelines established by the Securities and Exchange Commission were utilized to prepare these reserve estimates. Estimates of oil and gas reserves and their values require numerous engineering assumptions as to the productive capacity and production rates of existing geological formations and require the use of certain Securities and Exchange Commission guidelines as to assumptions regarding costs to be incurred in developing and producing reserves and prices to be realized from the sale of future production.

Accordingly, estimates of reserves and their values are inherently imprecise and are subject to constant revision and changes. These amounts should not be construed as representing the actual quantities of future production or cash flows to be realized from our oil and gas properties or the fair market value of these properties. Certain additional unaudited financial information regarding our reserves, including the estimated present value of future net cash flows, is set forth in Note 14 of the Notes to Consolidated Financial Statements included in this prospectus.


We have no oil and gas reserves or production subject to long-term supply or similar agreements. Estimates of our total proved oil and gas reserves have not been filed with or included in reports to any federal authority or agency other than the Securities and Exchange Commission.

The following table illustrates the gross and net productive oil and gas wells in which Petroleum and New Mexico had an interest at March 31, 2004.

                                                              PRODUCTIVE WELLS

                                                   GROSS                            NET
                                                   -----                            ---
                  AREA                       OIL            GAS             OIL             GAS
                  ----                       ---            ---             ---             ---
                  New Mexico                 278             0              278              0
                  Texas                      136             0               93              0
                                         ------------    -----------     -----------    ------------
                      TOTAL                  414             0              371              0
                                         ============    ===========     ===========    ============

The following table illustrates the gross and net acres of developed and undeveloped gas and oil leases held by Petroleum and New Mexico at March 31, 2004.

                                              DEVELOPED ACRES               UNDEVELOPED ACRES
                  AREA                      GROSS           NET            GROSS            NET
                  ----                      -----           ---            -----            ---
                  New Mexico                   6,260          6,260          13,740          13,740
                  Texas                          142            142          10,360          10,360
                                         ------------    -----------     -----------    ------------
                      TOTAL                    6,402          6,402          24,100          24,100
                                         ============    ===========     ===========    ============

Purchasers of crude oil are abundant and neither Petroleum nor New Mexico is dependent on any one purchaser, although both have been selling crude oil to Plains Marketing L.P. since production began. New Mexico also produces natural gas, which is sold to Versado Gas Processors, L.L.C., a division of Dynegy Inc. New Mexico is dependent on this purchaser because Dynegy Inc. owns the pipeline and the gas compressor which allows New Mexico to transport the gas.

Neither Petroleum nor New Mexico is a party to any licenses, franchises, concessions or royalty agreements.

COMPETITION

The oil and gas industry is highly competitive and has few barriers to entry. We compete with other oil and gas companies and investors in searching for, and obtaining, future desirable prospects, in securing contracts with third parties for the development of oil and gas properties, in securing contracts for the purchase or rental of drilling rigs and other equipment necessary for drilling operations, and in purchasing equipment necessary for the completion of wells, as well as in the marketing of any oil and gas which may be discovered. Many of our competitors are larger than we are and have substantially greater access to capital and technical resources than we do, giving them a significant competitive advantage.

REGULATION

Oil and gas operations are subject to various types of regulation by state and federal agencies. Legislation affecting the oil and gas industry is under constant review for amendment or expansion. Also, numerous departments and agencies, both federal and state, are authorized by statute to issue rules and regulations binding on the oil and gas industry and its individual members, some of which carry substantial penalties for failure to comply. The regulatory burden on the oil and gas industry increases the cost of doing business and, consequently, affects the profitability of New Mexico and Petroleum.

GAS PRICE CONTROLS. Prior to January 1993, certain natural gas sales were subject to regulation by the Federal Energy Regulatory Commission under the Natural Gas Act of 1938 and the Natural Gas Policy Act of 1978 ("NGPA"). The NGPA prescribed maximum lawful prices for natural gas sales effective December 1, 1978. Effective January 1, 1993, natural gas prices were completely deregulated, and any sales of natural gas by Petroleum or New Mexico will be made at market prices.

OIL PRICE CONTROLS. Sales of crude oil, condensate and gas liquids are not regulated and are made at market prices.

STATE REGULATION OF OIL AND GAS PRODUCTION. States in which Petroleum and New Mexico conduct their oil and gas activities regulate the production and sale of natural gas and crude oil, including requirements for obtaining drilling permits, the method of developing new fields, the spacing and operation of wells and the prevention of waste of oil and gas resources. In addition, most states regulate the rate of production and may establish maximum daily production allowances for wells on a market demand or conservation basis.

ENVIRONMENTAL REGULATIONS. The activities of Petroleum and New Mexico are subject to federal and state laws and regulations governing environmental quality and pollution control. These regulations have a material effect on the operations of Petroleum and New Mexico, but the cost of such compliance has not been material to date. However, the oil and gas industry has experienced increasing liabilities and risks under the Comprehensive Environmental Response, Compensation and Liability Act, as well as other federal, state and local environmental laws, as a result of increased enforcement of environmental laws by various regulatory agencies. As an "owner" or "operator" of property where hazardous materials may exist or be present, Petroleum and New Mexico, like all others in the petroleum industry, could be liable for fines and/or "clean-up" costs, regardless of whether the release of a hazardous substance was due to their conduct.

NATIONAL HERITAGE SALES CORPORATION

Prior to the 2002 fiscal year our subsidiary, National Heritage Sales Corporation was actively engaged in marketing a line of premium meat and poultry products under the brand Heritage Lifestyle Products(TM). These products were developed by National in response to trends it believed were occurring in the food industry, namely, that busy consumers wanted pre-seasoned, pre-packaged, ready to cook food products and that retail food stores wanted products that were case ready and required less in-store labor.


In 2002 National took its products off the market for the purpose of reevaluating its position in the marketplace. National has not reintroduced its products and during the 2003 and 2004 fiscal years earned minimal revenues from sales of its inventory. In June 2004, National began selling its meat products through QVC. Other than the sales made through QVC, National is not actively selling its meat and poultry products to retail food stores at this time, although it has entered into an agreement with Braum's of Oklahoma to sell its chicken products. National also entered into an agreement with Oklahoma City Meat Company pursuant to which National licensed its trademarks and flavor profile in exchange for a profit participation of 50% on all products that are marketed using the licensed property. This agreement was terminated in July 2004.


Management believes that the food products business and the oil and gas business are not compatible and that this incompatibility results in under-valuation of both companies by the investing public. On April 15, 2002, we announced that our Board of Directors had authorized the spin-off of National. Due to the accounting and legal expenses related to completing the spin-off, the transaction has not been consummated. Management is not certain that it will complete the spin-off in the future.

EMPLOYEES

United Heritage and its subsidiaries share the use of 11 full time employees.

                          GLOSSARY OF OIL AND GAS TERMS

A-S-P          Alkaline-Surfactant-Polymer method of recovery

BBL            Barrels

BOE            Barrels of Oil Equivalent

BOPD           Barrels of Oil per Day

MCF            Thousand Cubic Feet

MCFGPD         Thousand Cubic Feet of Gas Per Day

MMCF           Million Cubic Feet

Net The sum of the fractional working interests owned by the Company in gross acres.

Gross          The number of acres in which the Company owns a Working interest.

Pay            A formation capable of producing oil or gas.

PSI            Pounds per square inch



                             DESCRIPTION OF PROPERTY

We operate from offices provided by Walter G. Mize, our Chairman of the Board of Directors, President and Chief Executive Officer. The facilities are located at 2 North Caddo Street, Cleburne, Texas. Mr. Mize provides the office space and equipment without charge to us. These facilities are in good condition and are adequate for the business we conduct.

Petroleum leases an oil field in Edwards County, Texas consisting of approximately 10,500 acres (gross and net) producing from the Val Verde Basin. New Mexico's fields consist of approximately 20,000 leasehold acres (gross and net) in southeastern New Mexico in the Permian Basin field.

                              SELLING SHAREHOLDERS

The following table sets forth the names of the selling shareholders who may sell their shares using this prospectus. No selling shareholder has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates, except for Walter
G. Mize, who is our President, Chief Executive Officer and a director, Harold L. Gilliam, one of our directors who is also a principal of Gilliam, Wharram & Co., PC, and Kevin Friedmann, Erick Richardson, Addison Adams and Peter Hogan, who are attorneys with the law firm of Richardson & Patel LLP, which serves as our legal counsel. Richardson & Patel LLP is also registering shares of common stock for sale in this offering.

The following table also sets forth certain information as of the date of this prospectus, to the best of our knowledge, regarding the ownership of our common stock by the selling shareholders. Because the selling shareholders can offer all, some or none of their shares of our common stock, we have no way of determining the number they will hold after this offering. Therefore, we have prepared the table below on the assumption that they will sell all shares covered by this prospectus.

------------------------------- -------------------- ---------------------- ---------------------- -------------------
                                SHARES HELD BEFORE
           SELLING                      THE          SHARES BEING OFFERED     SHARES HELD AFTER     PERCENTAGE OWNED
         SHAREHOLDER                 OFFERING                                   THE OFFERING       AFTER THE OFFERING
------------------------------- -------------------- ---------------------- ---------------------- -------------------
Addison Adams                             60,000             60,000(1)                   0                      0
------------------------------- -------------------- ---------------------- ---------------------- -------------------
Jack Burns                               300,000            300,000(2)                   0                      0
------------------------------- -------------------- ---------------------- ---------------------- -------------------
Michael Cavalier, Jr                      75,000             75,000(3)                   0                      0
------------------------------- -------------------- ---------------------- ---------------------- -------------------
John Chan                                 30,000             30,000(4)                   0                      0
------------------------------- -------------------- ---------------------- ---------------------- -------------------
Rian Cruttenden                           30,000             30,000(4)                   0                      0
------------------------------- -------------------- ---------------------- ---------------------- -------------------
Walter Cruttenden                        240,000            240,000(5)                   0                      0
------------------------------- -------------------- ---------------------- ---------------------- -------------------
Robert Darbee                            300,000            300,000(6)                   0                      0
------------------------------- -------------------- ---------------------- ---------------------- -------------------
MF Investment, LLC                       300,000            300,000(2)                   0                      0
------------------------------- -------------------- ---------------------- ---------------------- -------------------
John Guerro                               75,000             75,000(3)                   0                      0
------------------------------- -------------------- ---------------------- ---------------------- -------------------
Kirk Haney                               150,000            150,000(7)                   0                      0
------------------------------- -------------------- ---------------------- ---------------------- -------------------
Jud Hogan                                 90,000             90,000(8)                   0                      0
------------------------------- -------------------- ---------------------- ---------------------- -------------------
Shervin Mirhashemi                        30,000             30,000(4)                   0                      0
------------------------------- -------------------- ---------------------- ---------------------- -------------------
James McDowell IRA, Charles               48,000             48,000(9)                   0                      0
Schwab and Co., Inc.,
Custodian
------------------------------- -------------------- ---------------------- ---------------------- -------------------
Ben Padnos                               300,000            300,000(2)                   0                      0
------------------------------- -------------------- ---------------------- ---------------------- -------------------
Shai Stern                               192,000            192,000(10)                  0                      0
------------------------------- -------------------- ---------------------- ---------------------- -------------------
Michael Cavalier, Sr                     750,000            750,000(11)                  0                      0
------------------------------- -------------------- ---------------------- ---------------------- -------------------
Kevin Friedmann                           45,000             45,000(12)                  0                      0
------------------------------- -------------------- ---------------------- ---------------------- -------------------
John D. Lane                             150,000            150,000(13)                  0                      0
------------------------------- -------------------- ---------------------- ---------------------- -------------------
London Family Trust                      150,000            150,000(13)                  0                      0
------------------------------- -------------------- ---------------------- ---------------------- -------------------
Christian Heritage Foundation          3,000,000          3,000,000(14)                  0
------------------------------- -------------------- ---------------------- ---------------------- -------------------
Michael Pisani                           300,000            300,000(15)                  0                      0
------------------------------- -------------------- ---------------------- ---------------------- -------------------
William Ritger                         1,200,000          1,200,000(16)                  0                      0
------------------------------- -------------------- ---------------------- ---------------------- -------------------
Elaine Roberts                           600,000            600,000(17)                  0                      0
------------------------------- -------------------- ---------------------- ---------------------- -------------------
Erick Richardson, Sr                     150,000            150,000(18)                  0                      0
------------------------------- -------------------- ---------------------- ---------------------- -------------------
Greg Suess                                60,000             60,000(19)                  0                      0
------------------------------- -------------------- ---------------------- ---------------------- -------------------
RP Capital, LLC                          180,000            180,000(20)                  0                      0
------------------------------- -------------------- ---------------------- ---------------------- -------------------
Erick Richardson                      1, 025,690            937,000(21)             88,690                      *
------------------------------- -------------------- ---------------------- ---------------------- -------------------

------------------------------- -------------------- ---------------------- ---------------------- -------------------
                                SHARES HELD BEFORE
           SELLING                      THE          SHARES BEING OFFERED     SHARES HELD AFTER     PERCENTAGE OWNED
         SHAREHOLDER                 OFFERING                                   THE OFFERING       AFTER THE OFFERING
------------------------------- -------------------- ---------------------- ---------------------- -------------------
14th Street Investments, Inc.             60,000             60,000(19)                  0                      0
------------------------------- -------------------- ---------------------- ---------------------- -------------------
Phillip Freeman                          150,000            150,000(18)                  0                      0
------------------------------- -------------------- ---------------------- ---------------------- -------------------
Harold L. Gilliam                        148,100             93,600(22)             54,500                      *
------------------------------- -------------------- ---------------------- ---------------------- -------------------
Peter Hogan                               30,000             30,000(23)                  0                      0
------------------------------- -------------------- ---------------------- ---------------------- -------------------
Sylvia Karayan                            42,000             42,000(24)                  0                      0
------------------------------- -------------------- ---------------------- ---------------------- -------------------
Richardson & Patel LLP                   452,874            444,444(25)              8,430                      *
------------------------------- -------------------- ---------------------- ---------------------- -------------------
The Research Works                       110,000            110,000                      0                      0
------------------------------- -------------------- ---------------------- ---------------------- -------------------
CEOcast, Inc.                            100,000            100,000                      0                      0
------------------------------- -------------------- ---------------------- ---------------------- -------------------
Melvin Douglas                            50,000             50,000                      0                      0
------------------------------- -------------------- ---------------------- ---------------------- -------------------
Bryan Insurance                            4,000              4,000                      0                      0
------------------------------- -------------------- ---------------------- ---------------------- -------------------
Next Level Equity Financial              100,000            100,000                      0                      0
------------------------------- -------------------- ---------------------- ---------------------- -------------------
Ramona Buchanan(26)                       20,000             20,000                      0                      0
------------------------------- -------------------- ---------------------- ---------------------- -------------------
Stephen P. Wharram                             0             62,400(27)                  0                      0
------------------------------- -------------------- ---------------------- ---------------------- -------------------
            TOTAL                     11,160,064         11,008,444                151,620                      0
------------------------------- -------------------- ---------------------- ---------------------- -------------------


*Less than 1%.

(1) Includes 20,000 shares of common stock and a warrant to purchase an additional 40,000 shares of common stock. The exercise price of the warrant is $0.75 per share as to 20,000 shares and $1.00 per share as to 20,000 shares.

(2) Includes 100,000 shares of common stock and a warrant to purchase an additional 200,000 shares of common stock. The exercise price of the warrant is $0.75 per share as to 100,000 shares and $1.00 per share as to 100,000 shares.

(3) Includes 25,000 shares of common stock and a warrant to purchase an additional 50,000 shares of common stock. The exercise price of the warrant is $0.75 per share as to 25,000 shares and $1.00 per share as to 25,000 shares.

(4) Includes 10,000 shares of common stock and a warrant to purchase an additional 20,000 shares of common stock. The exercise price of the warrant is $0.75 per share as to 10,000 shares and $1.00 per share as to 10,000 shares.

(5) Includes 80,000 shares of common stock and a warrant to purchase an additional 160,000 shares of common stock. The exercise price of the warrant is $0.75 per share as to 80,000 shares and $1.00 per share as to 80,000 shares.

(6) Includes100,000 shares of common stock and a warrant to purchase an additional 200,000 shares of common stock. The exercise price of the warrant is $0.75 per share as to100,000 shares and $1.00 per share as to100,000 shares.

(7) Includes 50,000 shares of common stock and a warrant to purchase an additional 100,000 shares of common stock. The exercise price of the warrant is $0.75 per share as to 50,000 shares and $1.00 per share as to 50,000 shares.

(8) Includes 30,000 shares of common stock and a warrant to purchase an additional 60,000 shares of common stock. The exercise price of the warrant is $0.75 per share as to 30,000 shares and $1.00 per share as to 30,000 shares.

(9) Includes 16,000 shares of common stock and a warrant to purchase an additional 32,000 shares of common stock. The exercise price of the warrant is $0.75 per share as to 16,000 shares and $1.00 per share as to 16,000 shares.

(10) Includes 64,000 shares of common stock and a warrant to purchase an additional 128,000 shares of common stock. The exercise price of the warrant is $0.75 per share as to 64,000 shares and $1.00 per share as to 64,000 shares.

(11) Includes 250,000 shares of common stock that may be acquired through conversion of a promissory note and a warrant to purchase an additional 500,000 shares of common stock. The exercise price of the warrant is $0.75 per share as to 250,000 shares and $1.00 per share as to 250,000 shares.

(12) Includes 15,000 shares of common stock that may be acquired through conversion of a promissory note and a warrant to purchase an additional 30,000 shares of common stock. The exercise price of the warrant is $0.75 per share as to 15,000 shares and $1.00 per share as to 15,000 shares.

(13) Includes 50,000 shares of common stock that may be acquired through conversion of a promissory note and a warrant to purchase an additional 100,000 shares of common stock. The exercise price of the warrant is $0.75 per share as to 50,000 shares and $1.00 per share as to 50,000 shares.

(14) Includes 1,000,000 shares of common stock that may be acquired through conversion of a promissory note and a warrant to purchase an additional 2,000,000 shares of common stock. The exercise price of the warrant is $0.75 per share as to 1,000,000 shares and $1.00 per share as to 2,000,000 shares.

(15) Includes 100,000 shares of common stock that may be acquired through conversion of a promissory note and a warrant to purchase an additional 200,000 shares of common stock. The exercise price of the warrant is $0.75 per share as to 100,000 shares and $1.00 per share as to 100,000 shares.

(16) Includes 400,000 shares of common stock that may be acquired through conversion of a promissory note and a warrant to purchase an additional 800,000 shares of common stock. The exercise price of the warrant is $0.75 per share as to 400,000 shares and $1.00 per share as to 400,000 shares.

(17) Includes 200,000 shares of common stock that may be acquired through conversion of a promissory note and a warrant to purchase an additional 400,000 shares of common stock. The exercise price of the warrant is $0.75 per share as to 200,000 shares and $1.00 per share as to 200,000 shares.

(18) Includes 50,000 shares of common stock that may be acquired through conversion of a promissory note and a warrant to purchase an additional 100,000 shares of common stock. The exercise price of the warrant is $0.75 per share as to 50,000 shares and $1.00 per share as to 50,000 shares.

(19) Includes 20,000 shares of common stock that may be acquired through conversion of a promissory note and a warrant to purchase an additional 40,000 shares of common stock. The exercise price of the warrant is $0.75 per share as to 20,000 shares and $1.00 per share as to 20,000 shares.

(20) Includes 60,000 shares of common stock that may be acquired through conversion of a promissory note and a warrant to purchase an additional 120,000 shares of common stock. The exercise price of the warrant is $0.75 per share as to 60,000 shares and $1.00 per share as to 60,000 shares.

(21) Includes 60,000 shares of common stock, 259,000 shares of common stock that may be acquired through conversion of a promissory note and warrants to purchase an additional 638,000 shares of common stock. The exercise price of the warrant is $0.75 per share as to 319,000 shares and $1.00 per share as to 319,000 shares.


(22) Includes 31,200 shares of common stock that may be acquired through conversion of a promissory note and a warrant to purchase an additional 62,400 shares of common stock. The exercise price of the warrant is $0.75 per share as to 31,200 shares and $1.00 per share as to 31,200 shares.


(23) Includes 10,000 shares of common stock that may be acquired through conversion of a promissory note and a warrant to purchase an additional 20,000 shares of common stock. The exercise price of the warrant is $0.75 per share as to 10,000 shares and $1.00 per share as to 10,000 shares.

(24) Includes 14,000 shares of common stock that may be acquired through conversion of a promissory note and a warrant to purchase an additional 28,000 shares of common stock. The exercise price of the warrant is $0.75 per share as to 14,000 shares and $1.00 per share as to 14,000 shares.

(25) Includes 222,222 shares of common stock and a warrant to purchase an additional 222,222 shares of common stock at an exercise price of $0.50 per share.

(26) Includes 10,000 shares of common stock and a warrant to purchase an additional 10,000 shares of common stock at an exercise price of $0.50 per share.


(27) Includes 20,800 shares of common stock that may be acquired through conversion of a promissory note and a warrant to purchase an additional 41,600 shares of common stock. The exercise price of the warrant is $0.75 per share as to 20,800 shares and $1.00 per share as to 20,800 shares.


We will pay all expenses to register the shares. The selling shareholders will pay any underwriting and brokerage discounts, fees and commissions and other expenses to the extent applicable to them.

                              PLAN OF DISTRIBUTION

We are registering a total of 11,008,444 shares of our common stock that are being offered by the selling shareholders. As used in this prospectus, "selling shareholders" includes the pledgees, donees, transferees or others who may later hold the selling shareholders' interests in the common stock. We will pay the costs and fees of registering the common shares, but the selling shareholders will pay any brokerage commissions, discounts or other expenses relating to the sale of the common shares. We will not receive the proceeds from the sale of the shares by the selling shareholders. However, some of the shares we are registering will be issued upon the exercise of warrants held by the selling shareholders. Although the selling shareholders are not required to exercise the warrants, if they do so we will receive the proceeds from the exercise.

The selling shareholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling shareholders may use any one or more of the following methods when selling shares:

o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

o an exchange distribution in accordance with the rules of the applicable exchange;

o privately negotiated transactions;

o broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

o a combination of any such methods of sale; and

o any other method permitted pursuant to applicable law.

The selling shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling shareholders may from time to time pledge or grant a security interest in some or all of the shares or common stock or warrants owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling shareholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling shareholders have informed us that none of them have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

We are required to pay all fees and expenses incurred by us incident to the registration of the shares.

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered by the selling shareholders. If the selling shareholders were to exercise their warrants, we would receive the proceeds from the exercise, which would total $6,061,111. None of the selling shareholders is required to exercise their warrants.

                                LEGAL PROCEEDINGS

Occasionally we are named as a party in claims and legal proceedings arising out of the normal course of our business. These claims and legal proceedings may relate to contractual rights and obligations, employment matters, or to other matters relating to our business and operations. In addition to legal proceedings arising out of the normal course of our business, we have been named as a party in, or we have instituted, the following actions.

United Heritage Corporation and Walter G. Mize, Plaintiff, v. First Savings Bank, PSB, a Federal Savings Bank, Defendant, Case No. C200300135, 249th Judicial District Johnson County, Texas. On March 25, 2001 United Heritage and Mr. Mize filed a complaint alleging that the defendant agreed to loan to United Heritage $1,750,000. Based on that representation, United Heritage alleged that it entered into certain contracts for the drilling of oil and gas and Mr. Mize alleges that he executed a pledge agreement. United Heritage and Mr. Mize further allege that the defendant thereafter refused to make the loan, causing them damage. United Heritage and Mr. Mize seek to recover damages according to proof and punitive damages that are twice the sum of the damages awarded. United Heritage and Mr. Mize also ask to be awarded attorney's fees, costs and interest. The defendant has filed a cross-complaint in this action, seeking payment of an unrelated loan.

National Heritage Sales Corporation, Plaintiff v. Mark Church and M.C. Development, LLC, Defendants, Case No. C200200451, 249th Judicial District, Johnson County, Texas. On September 20, 2002 National filed an action to recover money it alleged was wrongfully converted by the defendant, for breach of contract and for indemnification relating to an employment agreement. National seeks to recover damages according to proof.

Denise Everett, Plaintiff v. National Heritage Sales Corp., Defendant, Case No. 03CC05406, Orange County Superior Court, Orange County, California. This action was filed on April 9, 2003. Ms. Everett alleged that National entered into an employment agreement with her. Ms. Everett alleged that National terminated her employment prior to the end of the term, and that it owed her damages as a result of the termination, including unreimbursed expenses, salary, vacation pay, waiting time penalties and attorney's fees and costs. Ms. Everett named United Heritage as a defendant in this action. This action was settled in September 2004. Ms. Everett agreed to settle this matter and to dismiss her action against United Heritage and National in exchange for a payment of $30,000. The payment has been made.


United Heritage Corporation, Plaintiff v. Black Sea Investments, Ltd. and Bradford A. Phillips, Defendants, Case No. 249-226-98, 249th Judicial District, Johnson County, Texas. On March 27, 2003 United Heritage recovered a judgment in the amount of $2,000,000 plus prejudgment interest in the amount of $863,569.20, court costs and $102,988.23 in attorney's fees against defendant Black Sea Investments, Ltd. Bradford A. Phillips was found not liable. The decision is currently on appeal and no part of the judgment has been paid.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth certain information regarding our current directors and executive officers.

--------------------------- ---------------- ------------------------------------------------------------
Name                              Age        Position
--------------------------- ---------------- ------------------------------------------------------------
Walter G. Mize                    66         Chief Executive Officer, President, Chairman of the Board
                                             of Directors
--------------------------- ---------------- ------------------------------------------------------------
C. Dean Boyd                      57         Chief Financial Officer, Secretary, Treasurer, Director
--------------------------- ---------------- ------------------------------------------------------------
Joe Martin                        58         Assistant Secretary, Director
--------------------------- ---------------- ------------------------------------------------------------
Harold L. Gilliam                 56         Director
--------------------------- ---------------- ------------------------------------------------------------
Theresa D. Turner                 43         Director
--------------------------- ---------------- ------------------------------------------------------------
Larry G. Coker                    46         Director
--------------------------- ---------------- ------------------------------------------------------------
Thomas Pernice                    42         Director
--------------------------- ---------------- ------------------------------------------------------------

Our directors are elected at each annual meeting of the shareholders, and their term of office runs until the next annual meeting of the shareholders and until their successors have been elected.

There are no family relationships among any of the directors or officers of United Heritage or its subsidiaries.

None of our directors or executive officers has, during the past five years,

o had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer, either at the time of the bankruptcy or within two years prior to that time,

o been convicted in a criminal proceeding and none of our directors or executive officers is subject to a pending criminal proceeding,

o been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities, or

o been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

BUSINESS EXPERIENCE

WALTER G. MIZE, DIRECTOR SINCE 1987, CHIEF EXECUTIVE OFFICER AND PRESIDENT

Mr. Mize has served as Chairman of the Board, President and Chief Executive Officer of the Company since September 1987. He has also served as President, Chairman of the Board and Chief Executive Officer of UHC Petroleum Corporation since September 1997, as President of National Heritage Sales Corporation since October 2002, as President of UHC Petroleum Services Corporation since January 1999, and as President of UHC New Mexico Corporation since June 1999. He has been engaged in oil and gas exploration and development, cattle ranching, real estate development, banking and various other investment activities for over thirty years.

C. DEAN BOYD, DIRECTOR SINCE 1988, SECRETARY, TREASURER AND CHIEF FINANCIAL OFFICER

Mr. Boyd is the principal of his own financial consulting firm. From June 2001 through December 2001, he served as the Chief Financial Officer and Asset Quality Officer of the First National Bank Holding Company, Longmont, Colorado. From January 1999 to June 2001, Mr. Boyd served as the Senior Vice President, Senior Loan Officer of First National Bank of Longmont, Longmont, Colorado. Mr. Boyd served as President of Colorado Community First National Bank, located in Louisville, Colorado, from February 1997 to January 1999, and as President of Colorado Community First National Bank, located in Fraser, Colorado, from 1988 to February 1997. Mr. Boyd has been a Certified Public Accountant in the state of Colorado since 1972. Mr. Boyd was appointed as Secretary, Treasurer and Chief Financial Officer on April 20, 2004.

JOE MARTIN, DIRECTOR SINCE 1988, ASSISTANT SECRETARY

Dr. Martin is an optometrist partner in the Cleburne Eye Clinic, located in Cleburne, Texas. He has been an optometrist for over twenty-five years.

HAROLD L. GILLIAM, DIRECTOR SINCE 1990

Mr. Gilliam has served as Secretary, Treasurer and Chief Financial Officer of the Company from November 1990 through April 19, 2004. He has been a partner in the firm of Gilliam, Wharram & Co., P.C., Certified Public Accountants, located in Cleburne, Texas, since August 1987, and has been a Certified Public Accountant in the state of Texas since 1972.

THERESA D. TURNER, DIRECTOR SINCE 1992

Ms. Turner has been President of Colorado Community First National Bank, located in Fraser, Colorado, since February 1997. She previously served as Senior Vice President of that bank from January 1993 to February 1997, and in various other capacities since 1985.

LARRY G. COKER, DIRECTOR SINCE 2002

Mr. Coker was appointed as a director in March 2002. Mr. Coker graduated from St. Mary's School of Law in 1990 and is an attorney practicing with Larry G. Coker, P.C. Prior to attending law school, Mr. Coker was employed as a petroleum engineer for Exxon Company USA after graduating from Texas A&M University. Mr. Coker is a member of the Texas State Bar and is also a Registered Professional Engineer.

THOMAS PERNICE, DIRECTOR SINCE APRIL 21, 2004

Mr. Pernice founded, and since 1999 has been the President of, Modena Holding Corporation, a business development, communications, and political consulting company. Since April 2001 Mr. Pernice has served as a member the Board of Directors and Treasurer and Secretary of Advanced Biotherapy, Inc. (OTCBB: ADVB) and since December 2002 he has served as a member of the Board of Directors of Universal Guardian Holdings, Inc. (OTCBB: UGHO). From January 1999 to August 2002, he was also a consultant and managing director of Cappello Group, Inc., a merchant banking firm based in Santa Monica, California. Prior to founding Modena Holding Corporation, Mr. Pernice served as a senior corporate executive in government and industry for more than 17 years. Most recently, he was Vice President of Public Affairs and a corporate officer of Dole Food Company, Inc. reporting to David H. Murdock, Chairman of the Board of Directors and Chief Executive Officer. He also served in similar capacities for the privately held business interests of Mr. Murdock, including Castle & Cooke Inc., a real estate company. Prior to joining Dole Food Company, Inc., Mr. Pernice served in the White House for more than seven years on the senior staff of the Bush-Quayle Administration and as a staff assistant in the Reagan-Bush Administration. Mr. Pernice earned a Bachelor of Arts degree from the University of Southern California in 1984.

We consider Harold Gilliam to be an audit committee financial expert. An audit committee financial expert is defined as a person who has the following attributes:

o An understanding of generally accepted accounting principles and financial statements;

o The ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

o Experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the registrant's financial statements, or experience actively supervising one or more persons engaged in such activities;

o An understanding of internal control over financial reporting; and

o An understanding of audit committee functions.

The audit committee financial expert may have acquired such attributes through:

o Education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions;

o Experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions;

o Experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or

o Other relevant experience.


                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 27, 2004, information regarding the beneficial ownership of our common stock with respect to each of our executive officers, each of our directors, each person known by us to own beneficially more than 5% of the common stock, and all of our directors and executive officers as a group. The term "executive officer" is defined as the Chief Executive Officer/President and the Chief Financial Officer. Each individual or entity named has sole investment and voting power with respect to shares of common stock indicated as beneficially owned by them, except where otherwise noted.

                                                                               AMOUNT AND NATURE OF      PERCENT OF
   TITLE OF CLASS                             NAME                          BENEFICIAL OWNERSHIP(1)(2)      CLASS
---------------------------------------------------------------------------------------------------------------------
Common Stock           Walter G. Mize, Executive Officer and Director      8,009,500 shares/Direct
                       2 North Caddo Street                                Ownership(3)                    61.08%
                       Cleburne, Texas 76033

Common Stock           C. Dean Boyd, Secretary, Treasurer, Chief           33,550 shares/Direct
                       Financial Officer and Director                      Ownership(6)                       *
                       1258 Clubhouse Drive
                       Broomfield, Colorado 80020

Common Stock           Joe Martin, Director and Assistant Secretary        36,000 shares/Direct
                       Cleburne Eye Clinic                                 Ownership(5)                       *
                       110 West Henderson
                       Cleburne, Texas 76031

Common Stock           Harold L. Gilliam, Director                         210,500 shares/Direct
                       Gilliam, Wharram & Co.                              Ownership(4)                     1.7%
                       107 Westmeadow Drive
                       Cleburne, Texas 76031

Common Stock           Theresa D. Turner, Director                         31,500 shares/Direct
                       P. O. Box 1283                                      Ownership(7)                       *
                       Winter Park, Colorado 80482

Common Stock           Larry G. Coker                                      27,000 shares/Direct
                       2 North Caddo Street                                Ownership(8)                       *
                       Cleburne, Texas 76033

Common Stock           Thomas Pernice                                      120,000 shares/Direct
                       2 North Caddo Street                                Ownership(9)                       *
                       Cleburne, Texas 76033

All Current
Directors and
Executive Officers
as a Group                                                                 8,468,050 Shares                62.78%

* Less than 1%.

1. Based on 12,113,189 shares of common stock outstanding on the transfer records as of April 27, 2004.

2. Calculated pursuant to Rule 13d-3(d)(1) of the Securities Exchange Act of 1934. Under Rule 13d-3(d)(1), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but not deemed outstanding for the purpose of calculating the percentage owned by each other person listed. The Company believes that each individual or entity named has sole investment and voting power with respect to shares of Common Stock indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted.

3. Includes 1,000,000 shares of common stock that may be issued upon exercise of an option granted on May 30, 2003 for 1,000,000 shares of common stock.

4. Includes 50,000 shares of common stock that may be issued upon exercise of an option granted on May 30, 2003 for 200,000 shares of common stock. The right to purchase the remainder of the shares will vest in July 2004 and July 2005, respectively. This number also includes 52,000 shares of common stock that may be acquired upon conversion of a promissory note and a warrant for the purchase of an additional 104,000 shares of common stock. These securities were acquired by Gilliam, Wharram & Co., PC in the private offering of our securities we undertook in February 2004.

5. Includes 25,000 shares of common stock that may be issued upon exercise of an option granted on May 30, 2003 for 120,000 shares of common stock. The right to purchase the remainder of the shares will vest in July 2004 and July 2005, respectively.

6. Includes 25,000 shares of common stock that may be issued upon exercise of an option granted on May 30, 2003 for 120,000 shares of common stock. The right to purchase the remainder of the shares will vest in July 2004 and July 2005, respectively.

7. Includes 25,000 shares of common stock that may be issued upon exercise of an option granted on May 30, 2003 for 120,000 shares of common stock. The right to purchase the remainder of the shares will vest in July 2004 and July 2005, respectively.

8. Includes 25,000 shares of common stock that may be issued upon exercise of an option granted on May 30, 2003 for 120,000 shares of common stock. The right to purchase the remainder of the shares will vest in July 2004 and July 2005, respectively.

9. Includes 120,000 shares of common stock that may be issued upon exercise of an option granted on April 20, 2004.

                   DESCRIPTION OF SECURITIES TO BE REGISTERED

COMMON STOCK

The securities being offered by the selling shareholders are shares of our common stock. We are authorized by our Articles of Incorporation to issue 125,000,000 shares of common stock, $0.001 par value. Our common stock is traded on the Nasdaq SmallCap Market under the symbol "UHCP".

We presently have issued and outstanding 12,113,189 shares of common stock. Holders of the common stock are entitled to one vote per share on all matters subject to shareholder vote. If the Board of Directors were to declare a dividend out of funds legally available therefore, all of the outstanding shares of common stock would be entitled to receive such dividend ratably. We have never declared dividends and we do not intend to declare dividends in the foreseeable future. If our business was liquidated or dissolved, holders of shares of common stock would be entitled to share ratably in assets remaining after satisfaction of our liabilities.

WARRANTS ISSUED THROUGH OUR PRIVATE OFFERING

On February 2, 2004 and on February 27, 2004 we completed a private offering of units, valued at $0.50 each, consisting of one share of common stock and a warrant to purchase two shares of common stock at an exercise price of $0.75 per share and $1.00 per share, respectively. In the first offering we sold a total of 750,000 shares of common stock and warrants to purchase an additional 1,500,000 shares of common stock and in the second offering we sold 2,650,000 shares of common stock and warrants to purchase an additional 5,300,000 shares of common stock. The warrants are immediately exercisable. The warrants will expire ten years from the date of grant. The exercise price and the number of shares issuable upon exercise of the warrants will be adjusted upon the occurrence of certain events, including the issuance of common stock as a dividend on shares of common stock, subdivisions, reclassifications or combinations of the common stock. The warrants do not contain provisions protecting against dilution resulting from the sale of additional shares of common stock for less than the exercise price of the warrants or the current market price of our securities and do not entitle the warrant holders to any voting or other rights as a shareholder until the warrants are exercised and the common stock is issued.

At all times that the warrants are outstanding, we will authorize and reserve at least that number of shares of common stock equal to the number of shares of common stock issuable upon exercise of all outstanding warrants.

WARRANT ISSUED TO RICHARDSON & PATEL LLP

On April 20, 2004 our Board of Directors approved the issuance of a warrant to our legal counsel, Richardson & Patel LLP. The term of the warrant is five years. The warrant allows Richardson & Patel LLP to purchase 222,222 shares of our common stock at a price of $0.50 per share. The warrant price per share was negotiated between the parties. The warrant was issued as partial compensation for legal services that had been rendered in the past and would continue to be rendered in the future.

CHANGE IN CONTROL PROVISIONS

Our Articles of Incorporation permit us to issue 5,000,000 shares of preferred stock. Our Articles of Incorporation also permit our Board of Directors to determine the rights, preferences, privileges and restrictions granted to, or imposed upon, the preferred stock and to fix the number of shares constituting any series and the designation of such series without further action by our shareholders. If our Board of Directors chose to issue shares of preferred stock, the rights, preferences and privileges given to the preferred shareholders could be superior to the rights of holders of our common stock. Such rights, preferences and privileges might also prevent or make it more difficult, costly or time consuming to gain control of our Board of Directors and to remove management.

                              CERTAIN TRANSACTIONS

In order to fund working capital requirements, we have from time to time borrowed money on an unsecured basis from persons who are executive officers, directors and/or beneficial holders of 5% or more of our common stock, or their affiliates. Our unpaid principal indebtedness to these persons, as well as a description of other transactions we have entered into with such individuals, is set forth below.

We received a line of credit of up to $3 million from Almac Financial Corporation, a corporation related to Walter G. Mize. The line of credit is secured by substantially all of our assets and those of our subsidiaries. We believe that this line of credit is on terms at least as favorable to us as we could obtain from a lender not related to us.

During the fiscal year ended March 31, 2004 we received the use of office space and equipment from Walter G. Mize without charge. Management estimates the value of the use of the office space and equipment at approximately $25,000 for the fiscal year ended March 31, 2004. Mr. Mize is under no obligation to provide the use of the office space or equipment to us.

            MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

MARKET INFORMATION

Our common stock is traded on the Nasdaq SmallCap Market under the symbol "UHCP". The trading of our common stock is limited and sporadic.

The table below sets forth the range of high and low bid quotes of our common stock for each quarter for the last two fiscal years, as reported by Yahoo Finance. The bid prices represent inter-dealer quotations, without adjustments for retail mark-ups, markdowns or commissions and may not necessarily represent actual transactions.

                                                  PERIOD              HIGH         LOW
                                            --------------------    ---------    --------
FISCAL YEAR ENDED MARCH 31, 2004            First Quarter              $0.83      $0.25
                                            Second Quarter             $0.58      $0.38
                                            Third Quarter              $0.96      $0.36
                                            Fourth Quarter             $1.45      $0.55

FISCAL YEAR ENDED MARCH 31, 2003            First Quarter              $1.54      $0.71
                                            Second Quarter             $1.08      $0.10
                                            Third Quarter              $0.80      $0.23
                                            Fourth Quarter             $0.43      $0.08

As of April 27, 2004, there were approximately 2,362 holders of record of our common stock. This number does not include an indeterminate number of shareholders whose shares are held by brokers in street name.

Mr. Walter G. Mize, our President and Chief Executive Officer, owns a total of 6,975,000 shares of our common stock that may be traded under Rule 144. Furthermore, as of the date of this prospectus, we have granted options to purchase a total of 3,025,000 shares of our common stock to various employees, officers, directors, agents and consultants under our 1998 Stock Option Plan, our 2000 Stock Option Plan or our 2002 Consultant Equity Plan. The common stock underlying these options is registered, therefore, if the options are exercised, the stock can be immediately sold. As part of this offering, we are registering a total of 7,022,222 shares of common stock that may be issued upon the exercise of warrants. From time-to-time we may also grant other options or warrants, or promise registration rights to certain shareholders. We have no control over the number of shares of our common stock that our shareholders sell. The price of our common stock may be adversely affected if large amounts are sold in a short period of time.

We have never declared or paid any cash dividends on our common stock and do not expect to declare or pay any cash dividends in the foreseeable future.

Our Board of Directors adopted, and our shareholders approved, three equity incentive plans for directors, officers, consultants and employees. The 1995 Stock Option Plan was effective September 11, 1995 and included 200,000 shares of our authorized but unissued common stock. As of March 31, 2004 no awards were outstanding under this plan. The 1998 Stock Option Plan was effective July 1, 1998 and included 200,000 shares of our authorized but unissued common stock. As of March 31, 2004 no awards were outstanding under this plan. The 2000 Stock Option Plan of United Heritage Corporation was effective on June 5, 2000 and included 5,000,000 shares of our authorized but unissued common stock. On March 31, 2004, there were 16 option awards for a total of 3,025,000 shares outstanding under this plan.

Our Board of Directors has also adopted the 2002 Consultant Equity Plan. This plan has not been approved by our shareholders. Officers and directors of United Heritage are not eligible to receive awards from this plan. Typically, awards are granted to third parties who render services to us that do not relate to capital raising or stock promotion. The term of the plan is 10 years. We have set aside 1,000,000 shares of our common stock for the purpose of granting awards under this plan. Awards may consist of options to purchase common stock or grants of common stock. The plan is governed by our Stock Option Committee, which is made up of Mr. Harold Gilliam and Ms. Theresa Turner. Within the parameters set by the plan, the Stock Option Committee decides to whom awards will be given, the manner of award to be given, the number of shares to be included in an award, the term of an option, whether or not an award will be subject to vesting conditions and, if an exercise price or purchase price is to be paid, the Stock Option Committee establishes the price to be paid and the manner of acceptable payment. The Board of Directors may amend the plan or discontinue it. The Stock Option Committee may modify awards, so long as any such modification is agreed to by the recipient of the award. United Heritage may reserve the right to repurchase grants of restricted securities that are purchased by a recipient. If it reserves such right and elects to exercise it, United Heritage must pay the greater of fair market value or the purchase price for the common stock. Alternatively, United Heritage may reserve the right to repurchase the securities by returning the purchase price to the recipient however, this right lapses in equal increments over a period of five years.

                               EQUITY COMPENSATION AND CONSULTANT PLAN INFORMATION
------------------------------- ---------------------------- ---------------------------- ----------------------------
                                Number of securities to be                                Number of securities
                                issued upon exercise of      Weighted average exercise    remaining available for
                                outstanding options,         price of outstanding         future issuance under the
                                warrants and rights          options warrants and rights  equity compensation plan
                                                                                          (excluding securities
                                                                                          reflected in column (a)
Plan Category                               (a)                          (b)                          (c)
------------------------------- ---------------------------- ---------------------------- ----------------------------
Shareholder Approved(1)                  3,025,000                      $0.50                      2,375,000
------------------------------- ---------------------------- ---------------------------- ----------------------------
Not Approved by
Shareholders(2)                              0                           N/A                        499,149
------------------------------- ---------------------------- ---------------------------- ----------------------------

(1) Includes the 1995 Stock Option Plan, the 1998 Stock Option Plan and the 2000 Stock Option Plan.

(2) No options have been granted from the 2002 Consultant Equity Plan. However, we have paid consultants in the past by granting shares of our common stock from the 2002 Consultant Equity Plan. To date, we have issued a total of 500,851 shares of common stock from this plan.

                             EXECUTIVE COMPENSATION
                     REMUNERATION OF DIRECTORS AND OFFICERS

During the 2004 fiscal year, none of our executive officers received compensation of at least $100,000 per year. The following table sets forth information as to the compensation paid or accrued to Mr. Mize, as well as to compensation paid to our directors for their services as directors, for the three years ended March 31, 2004, March 31, 2003 and March 31, 2002:

                                   SUMMARY COMPENSATION TABLE

                                                                       LONG TERM COMPENSATION
                                                                       ----------------------
                                 ANNUAL COMPENSATION                    AWARDS                        PAYOUTS
                                --------------------------------------------------------------------------------------
                                                          OTHER      RESTRICTED   SECURITIES
                                                          ANNUAL      STOCK       UNDERLYING       LTIP     ALL OTHER
  NAME AND PRINCIPAL                SALARY       BONUS COMPENSATION   AWARDS      OPTIONS/        PAYOUT   COMPENSATION
       POSITION          YEAR        ($)          ($)      ($)        ($)          SARS            ($)         ($)
-----------------------------------------------------------------------------------------------------------------------
Walter G. Mize,          2004         $0          ---      ---         ---      1,000,000 (1)     ---         ---
CEO, President           2003         $0          ---      ---         ---           ---          ---         ---
Director                 2002         $0          ---      ---         ---           ---          ---         ---

Harold L. Gilliam        2004         $           ---      ---         ---       200,000(2)       ---         ---
CFO, Treasurer,          2003         $           ---      ---         ---           ---          ---         ---
Secretary, Director      2002         $           ---      ---         ---           ---          ---         ---

(1) The option was granted on May 30, 2003 and was fully vested on July 1, 2003. The exercise price is $0.50 per share. The term of the option is five years.

(2) The option was granted on May 30, 2003. It vests as follows: 50,000 shares on July 1, 2003, 60,000 shares on July 1, 2004 and 90,000 shares on July 1, 2005. The exercise price is $0.50 per share. The term of the option is five years.

We do not have a long term incentive plan or arrangement of compensation with any individual in the group of officers and directors. However, during the fiscal year ended March 31, 2004, we granted the following options to our executive officers and directors:

Walter Mize                      1,000,000 shares       See footnote (1) to Summary Compensation Table

Harold Gilliam                   200,000 shares         See footnote (2) to Summary Compensation Table

C. Dean Boyd                     120,000 shares         25,000 shares vested on July 1, 2003,
                                                        45,000 shares will vest on July 1, 2004 and
                                                        50,000 shares will vest on July 1, 2005.

Theresa Turner                   120,000 shares         25,000 shares vested on July 1, 2003,
                                                        45,000 shares will vest on July 1, 2004 and
                                                        50,000 shares will vest on July 1, 2005.

Joe Martin                       120,000 shares         25,000 shares vested on July 1, 2003,
                                                        45,000 shares will vest on July 1, 2004 and
                                                        50,000 shares will vest on July 1, 2005.

Larry G. Coker                   120,000 shares         25,000 shares vested on July 1, 2003,
                                                        45,000 shares will vest on July 1, 2004 and
                                                        50,000 shares will vest on July 1, 2005.

The exercise price of the options is $0.50 per share. The options have five year terms.

In April 2004 our Board of Directors approved the grant of a stock option to Mr. Thomas Pernice as an inducement to join our Board of Directors. The option permits Mr. Pernice to purchase 120,000 shares of our common stock at a price of $0.97, the fair market value on the date of grant. The option has a term of five years.

EMPLOYMENT AGREEMENTS

None of our executive officers has an employment agreement with us.

STOCK OPTION GRANTS AND EXERCISES

The following tables set forth certain information concerning the granting and exercise of stock options during the last completed fiscal year by each of the named executive officers and the fiscal year-end value of unexercised options on an aggregated basis:

--------------------------------------------------------------------------------------------------------------------
                                      OPTION/SAR GRANTS FOR LAST
                                   FISCAL YEAR-INDIVIDUAL GRANTS(1)
--------------------------------------------------------------------------------------------------------------------
                                Number of            % of Total
                               Securities       Options/SARs Granted
                               Underlying          to Employees in
                              Options/SARs           Fiscal Year       Exercise Price ($/sh)
Name                           Granted (#)                                                       Expiration Date
-------------------------- -------------------- ---------------------- ---------------------- ----------------------
Walter G. Mize                  1,000,000               33.0%               $0.50/share           May 29, 2008

Harold L. Gilliam                200,000                6.6%                $0.50/share           May 29, 2008
-------------------------- -------------------- ---------------------- ---------------------- ----------------------

(1) The option grants made to Mr. Mize and Mr. Gilliam were incentive stock option grants.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                         AND FY-END OPTION/SAR VALUES(1)

                                                                                                    Value of
                                                                             Number of             Unexercised
                                                                            Unexercised           In-the-Money
                                                                            Options/SARs          Options/SARs
                                                                            at FY-End (#)        at FY-End ($)(2)
                             Shares Acquired      Value Realized(1)       Unexercisable/         Unexercisable/
Name                         on Exercise (#)             ($)                Exercisable            Exercisable
-------------------------- -------------------- ---------------------- ---------------------- ----------------------
Walter G. Mize                     -0-                   -0-                0/1,000,000            $0/$430,000

Harold L. Gilliam                  -0                    -0-              150,000/50,000         $64,500/$21,500
-------------------------- -------------------- ---------------------- ---------------------- ----------------------

(1) Value realized is determined by calculating the difference between the aggregate exercise price of the options and the aggregate fair market value of the common stock on the date the options are exercised.

(2) The value of unexercised options is determined by calculating the difference between the fair market value of the securities underlying the options at fiscal year end and the exercise price of the options.

WHERE YOU CAN FIND FURTHER INFORMATION ABOUT US

We filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act with respect to the shares being offered in this offering. This prospectus does not contain all of the information set forth in the registration statement, certain items of which are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. The omitted information may be inspected and copied, at prescribed rates, at the public reference facilities maintained by the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site at HTTP://WWW.SEC.GOV that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Securities and Exchange Commission. Statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are not necessarily complete, and in each instance where reference is made to the copy of the document filed as an exhibit to the registration statement, each such statement is qualified in all respects by such reference. For further information with respect to our company and the securities being offered in this offering, reference is hereby made to the registration statement, including the exhibits thereto and the financial statements, notes, and schedules filed as a part thereof.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

The law firm of Richardson & Patel, LLP or its various principles collectively own or have the right to receive, upon exercise of warrants, a total of 1,621,155 shares of our common stock. Richardson & Patel LLP will render an opinion regarding the validity of the securities offered in this offering. Richardson & Patel LLP is included as a selling shareholder in this prospectus.

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Part 9 of the Utah Business Corporation Act empowers a corporation to indemnify its directors and officers, advance or reimburse expenses to its directors and officers, and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers. Such indemnification is permissible in certain situations and mandatory in other situations. In cases where indemnification or advancing or reimbursing of expenses is permissible, authorization and a determination of qualification must be made in each specific case. Our articles of incorporation and bylaws provide for the indemnification of our directors and officers to the full extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                                     EXPERTS

Weaver and Tidwell, LLP audited our financial statements at March 31, 2004 and March 31, 2003, as set forth in their report. We have included our financial statements in the prospectus and elsewhere in this registration statement in reliance on the report of Weaver and Tidwell, LLP, given on their authority as experts in accounting and auditing.

Richardson & Patel LLP has given us an opinion relating to the due issuance of the common stock being registered. Both Richardson & Patel LLP and its principals collectively own, or have the right to acquire through the exercise of warrants, a total of 1,616,155 shares of our common stock.

                           UNITED HERITAGE CORPORATION
                      CONSOLIDATED CONDENSED BALANCE SHEETS

                                                                                     JUNE 30,            MARCH 31,
                                                                                       2004                2004
                                                                                   ------------        ------------
                                                                                   (UNAUDITED)
ASSETS

CURRENT ASSETS
         Cash                                                                      $     54,590        $    427,422
         Trade accounts receivable                                                       99,777              43,904
            Accounts receivable - affiliate                                              12,908              12,908
         Inventory                                                                       26,265              30,075
         Prepaid expenses                                                               140,511             145,964
                                                                                   ------------        ------------
                  Total Current Assets                                                  334,051             660,273
                                                                                   ------------        ------------

OIL AND GAS PROPERTIES, accounted for using the full cost method, net of accumulated depletion and depreciation of $172,098 at June 30, 2004 and $161,027 at March 31, 2004
                  Proved                                                             30,461,432          30,096,603
                  Unproved                                                              834,579             834,579
                                                                                   ------------        ------------
                                                                                     31,296,011          30,931,182
                                                                                   ------------        ------------

PROPERTY AND EQUIPMENT, at cost
         Equipment, furniture and fixtures                                              256,037             253,039
         Vehicles                                                                        22,045              22,045
                                                                                   ------------        ------------
                                                                                        278,082             275,084
         Less accumulated depreciation                                                 (213,837            (203,942)
                                                                                   ------------        ------------
                                                                                         64,245              71,142
                                                                                   ------------        ------------

TOTAL ASSETS                                                                       $ 31,694,307        $ 31,662,597
                                                                                   ============        ============

                           UNITED HERITAGE CORPORATION
                      CONSOLIDATED CONDENSED BALANCE SHEETS

                                                      JUNE 30,            MARCH 31,
                                                        2004                2004
                                                    ------------        ------------
                                                    (UNAUDITED)
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
         Line of credit                             $  2,000,000        $  2,000,000
         Accounts payable                                669,074             621,063
         Accrued expenses                                610,909             547,908
                                                    ------------        ------------
                  Total Current Liabilities            3,279,983           3,168,971
                                                    ------------        ------------

LONG-TERM LIABILITIES
            Asset Retirement Obligation                  292,058             292,058
            Promissory Notes Payable                          --             584,913
         Note payable, related party                   2,086,994           2,608,869
                                                    ------------        ------------

                  Total Liabilities                    5,659,035           6,654,811
                                                    ------------        ------------

SHAREHOLDERS' EQUITY
         Common stock, $0.001 par value,
         125,000,000 shares authorized;
            issued and outstanding:
              June 30, 2004 - 15,078,223
              March 31, 2004 - 12,113,223                 15,079              12,114
         Additional paid-in capital                   38,171,726          36,595,463
         Accumulated deficit                         (12,138,292)        (11,578,549)
                                                    ------------        ------------
                                                      26,048,513          25,029,028
         Deferred compensation and consulting            (13,241)            (21,242)
                                                    ------------        ------------
                  Total Shareholders' Equity          26,035,272          25,007,786
                                                    ------------        ------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY          $ 31,694,307        $ 31,662,597
                                                    ============        ============

See notes to consolidated condensed financial statements

                           UNITED HERITAGE CORPORATION
             CONSOLIDATED CONDENSED STATEMENTS OF INCOME (UNAUDITED)

                                                       THREE MONTHS ENDED
                                                             JUNE 30,
                                                    2004                2003
                                                ------------        ------------
OPERATING REVENUES
     Processed meat products                    $     51,296        $         --
     Oil and gas sales                               110,414             104,688
                                                ------------        ------------
TOTAL OPERATING REVENUES                             161,710             104,688
                                                ------------        ------------

OPERATING COSTS AND EXPENSES
     Processed meat products                          48,946                  --
     Production and operating                         77,180              65,411
     Selling                                           1,007                  --
     Depreciation and depletion                       20,966              22,927
     General and administrative                      497,450             244,255
                                                                    ------------
                                                                    ------------
TOTAL OPERATING COSTS AND EXPENSES                   645,549             332,593
                                                ------------        ------------

LOSS from Operations                                (483,839)           (227,905)

OTHER INCOME (EXPENSE)
     Miscellaneous income                              4,008               3,621
     Interest expense                                (79,912)            (89,613)
                                                ------------        ------------

NET LOSS                                        $   (559,743)       $   (313,897)
                                                ============        ============

     Loss per share (basic)                     $      (0.04)       $      (0.03)
                                                ============        ============

Weighted average number of shares (basic)         12,678,278          10,582,190
                                                ============        ============

See notes to consolidated condensed financial statements

                           UNITED HERITAGE CORPORATION
           CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                           THREE MONTHS ENDED
                                                                 JUNE 30,

                                                          2004             2003
                                                        ---------        ---------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                             $(559,743)       $(313,897)
   Adjustments to reconcile net loss
   to net cash used in operating activities:
      Depreciation and depletion                           20,966           22,927
      Recognition of services performed for stock         195,000           24,750
      Deferred compensation and consulting                  8,001           22,501
      Stock options issued for services                    11,798           49,176
      Changes in assets and liabilities:
         Accounts receivable                              (55,873)           4,922
         Inventory                                          3,810            1,500
         Other current assets                               5,453           12,709
         Accounts payable and accrued expenses            111,012          175,267
                                                        ---------        ---------
   Net cash used in operating activities                 (259,576)            (145)
                                                        ---------        ---------

CASH FLOWS FROM INVESTING ACTIVITIES
      Additions to oil and gas properties                (328,470)         (41,899)
      Additions to equipment                               (2,998)              --
                                                        ---------        ---------
   Net cash used in investing activities                 (331,468)         (41,899)
                                                        ---------        ---------

CASH FLOWS FROM FINANCING ACTIVITIES
      Proceeds from borrowings                            740,087           33,100
      Payments on note payable, related party            (521,875)              --
      Cost of private placement                                --           (1,000)
                                                        ---------        ---------
   Net cash provided by financing activities              218,212           32,100
                                                        ---------        ---------

(Decrease) in cash and cash equivalents                  (372,832)          (9,944)


Cash at beginning of period                               427,422           16,778
                                                        ---------        ---------

    CASH AT END OF PERIOD                               $  54,590        $   6,834
                                                        =========        =========

See notes to consolidated condensed financial statements

                           UNITED HERITAGE CORPORATION
              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                   (UNAUDITED)


NOTE 1 - BASIS OF PRESENTATION

      The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-QSB Item 310(b) of Regulation S-B. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete consolidated financial statements.

      In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three month period ended June 30, 2004 are not necessarily indicative of the results that may be expected for the year ending March 31, 2005. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company's annual report on Form 10-KSB for the year ended March 31, 2004.

NOTE 2 - GOING CONCERN

      The consolidated financial statements have been prepared on a going concern basis, which contemplates realization of assets and liquidation of liabilities in the ordinary course of business. The Company has incurred substantial losses from operations and has a working capital deficit. The appropriateness of using the going concern basis is dependent upon the Company's ability to retain existing financing and to achieve profitable operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

      The Company has raised $1,700,000 in recent months from the private placement of common stock and the issuance of promissory notes which were converted to common stock during June 2004. Management of the Company continues to explore other methods of financing operations including additional borrowing from a related party financing company, potential joint venture partners and selling portions or all of certain properties and/or subsidiary companies. The Company expects that these actions will allow it to continue and eventually achieve its business plan.

                           UNITED HERITAGE CORPORATION
              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                             (UNAUDITED) (CONTINUED)


NOTE 3 - INVENTORY

      Inventory consists of the following:


                                                    JUNE 30,       MARCH 31,
                                                     2004            2004
                                                    -------         -------
Meat held or resale                                 $10,368         $13,258

Oil in tanks                                         15,897          16,817
                                                    -------         -------
                                                    $26,265         $30,075
                                                    =======         =======

NOTE 4 - OIL AND GAS PROPERTIES

      Capitalized costs related to oil and gas producing activities and related accumulated depletion; depreciation and amortization are as follows:

                                                     JUNE 30,            MARCH 31,
                                                       2004                2004
                                                   ------------        ------------
Capitalized costs of oil and gas properties:
   Proved                                          $ 30,633,530        $ 30,257,630
   Unproved                                             834,579             834,579
                                                   ------------        ------------
                                                     31,468,109          31,092,209
Less accumulated depletion, depreciation,
   and amortization                                    (172,098)           (161,027
                                                   ------------        ------------
                                                   $ 31,296,011        $ 30,931,182
                                                   ============        ============

Proved Reserves are as follows:

                                                 Oil (Bbls)         Gas (Mcf)
                                                -----------        -----------
March 31, 2004                                   27,592,015          1,507,510
    Extensions, additions and discoveries               -0-                -0-
    Less production for period                       (1,276)           (34,158)
                                                -----------        -----------
June 30, 2004                                    27,590,739          1,473,352
                                                ===========        ===========


NOTE 5 - CONCENTRATION OF CREDIT RISK

      Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of trade receivables. Concentrations of credit risk with respect to trade receivables consist principally of oil and gas purchasers and food industry customers. Receivables from one oil and gas customer and one meat sales customer at June 30, 2004 comprised approximately 27% and 31%, respectively, of the trade receivable balance. No allowance for doubtful accounts has been provided because the recorded amounts were determined to be fully collectible.

                           UNITED HERITAGE CORPORATION
              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                             (UNAUDITED) (CONTINUED)


NOTE 6 - LINE OF CREDIT

      The line of credit liability represents amounts drawn under a $2,000,000 revolving credit facility with a financial institution. The credit line matured on April 25, 2002, and is past due. It bears interest at one percent above the Wall Street Journal prime rate. The lender has demanded that the Company repay the line, however, that has not been done because the Company is in a dispute with the lender. The Company is attempting to negotiate a settlement with the lender, although there can be no assurance that the Company will be successful. The Company's largest shareholder provided collateral for this loan.

NOTE 7 - PROMISSORY NOTES PAYABLE

During the quarter ended June 30, 2004, the Company raised $740,087 from the issuance of promissory notes payable to accredited investors. During the prior fiscal year ended March 31, 2004, the Company had raised $584,913 from the issuance of promissory notes payable. The promissory notes bear no interest and are due March 15, 2007.

During April 2004, the Company's shareholders approved the conversion features related to the notes. The note holders have the right to convert the outstanding principal amount into two shares of common stock for each dollar of principal. Additionally, upon conversion, debt holders will receive a warrant to purchase two shares of common stock for every share of common stock converted, such warrant providing for exercise prices of $.75 per share for half of the shares underlying the warrant and $1.00 per share for the remaining shares.

      During June 2004, the promissory notes were converted into an aggregate of 2,650,000 shares of common stock and the related warrants were issued.

NOTE 8 - NOTE PAYABLE TO RELATED PARTY

      The Company has a $3,000,000 revolving line of credit, secured by substantially all of the assets of the Company, bearing interest at 10%, due April 15, 2006, from ALMAC Financial Corporation, a corporation owned by the largest shareholder of the Company. At June 30, 2004 the Company had drawn $2,086,994 under the line of credit.

NOTE 9 - NET LOSS PER COMMON SHARE

      Basic earnings (loss) per share of common stock is based on the weighted average number of shares outstanding during the periods ended June 30, 2004 and June 30, 2003. Diluted earnings per share have not been presented since the inclusion of potential common shares would be antidilutive.

                           UNITED HERITAGE CORPORATION
              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                             (UNAUDITED) (CONTINUED)

NOTE 10 - INCOME TAXES

      As of March 31, 2004, the Company had net operating loss carryovers of approximately $9,920,000 available to offset future income for income tax reporting purposes, which will ultimately expire between 2011 and 2022, if not previously utilized.

NOTE 11 - ESTIMATES

      The preparation of interim consolidated financial statements as of June 30, 2004 in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 12 - 2002 CONSULTANT EQUITY PLAN

      In August 2002 the Company adopted "The 2002 Consultant Equity Plan," whereby 1,000,000 shares of unissued common stock were reserved for issuance to consultants, independent contractors and advisors in exchange for bona fide services rendered not in connection with a capital raising transaction. 315,000 shares have been issued pursuant to the plan during the three months ended June 30, 2004.

NOTE 13 - BUSINESS SEGMENTS

      The Company operates in two business segments, the sale of processed meat products and oil and gas producing activities. Factors used by management in determining reportable segments are by business area.

SEGMENT INFORMATION:

                                                                     THREE MONTHS ENDED JUNE 30,
                                           ---------------------------------------------------------------------------
                                                           2004                                    2003
                                           -------------------------------------- ------------------------------------
                                            Oil & Gas      Meat         Total       Oil & Gas      Meat         Total
                                            ---------      ----         -----       ---------      ----         -----
Revenues from external customers            $110,414     $ 51,296     $ 161,710    $ 104,688      $   -0-    $ 104,688
Segment profit (loss)                         (9,628)     (40,349)      (49,977)       2,086      (51,068)     (48,982)

RECONCILIATIONS:
REVENUES

Total revenues for reportable segments                                $ 161,710                              $ 104,688
Other revenues                                                              -0-                                    -0-
                                                                   -------------                           ------------
Total consolidated revenues                                           $ 161,710                              $ 104,688
                                                                   =============                           ============

                           UNITED HERITAGE CORPORATION
              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                             (UNAUDITED) (CONTINUED)


NOTE 13 - BUSINESS SEGMENTS (continued)

                                                                     THREE MONTHS ENDED JUNE 30,
                                            -------------------------------------------------------------------------
                                                            2004                                    2003
                                            ---------------------------------     -----------------------------------
                                            Oil & Gas      Meat         Total     Oil & Gas       Meat         Total
                                            ---------      ----         -----     ---------       ----         -----
PROFIT OR LOSS
Total profit (loss) for reportable
  Segments                                                           $  (49,977)                            $  (48,982)
Other profit or (loss)                                                 (509,766)                              (264,915)
                                                                   -------------                           ------------
Income (loss) before income taxes                                    $ (559,743)                            $ (313,897)
                                                                   =============                           ============

NOTE 14 - STOCK OPTIONS

On May 30, 2003 the Company granted 3,155,000 options under the 2000 Stock Option Plan. The options were granted to directors, employees and others. The options vest over a two-year period with terms of three to five years. The exercise price is $.50 per share. The following table summarizes pertinent information with regard to the 2000 Plan for the quarter ended June 30, 2004:

                                                                        Weighted
                                                                        Average
                                                Options                 Exercise
                                              Outstanding                Price
                                             ----------------       -----------------
Beginning of year, April 1, 2004                   3,155,000                $    .50
    Granted                                                -                       -
    Exercised                                              -                       -
    Forfeited                                              -                       -
    Expired                                                -                       -
                                             ----------------       -----------------

June 30, 2004                                      3,155,000                $    .50
                                             ================       =================

Exercisable at June 30, 2004                       1,745,000                $    .50
                                             ================       =================

The options granted to non-employees under the above plan resulted in an expense of $11,798 for the quarter ended June 30, 2004.

The fair value of each option grant is estimated on the date of grant using a Black-Sholes option pricing model and the following assumptions: a risk-free rate of return of 4%; an expected life of three years: expected volatility of 98.80%; and no expected dividends.

                           UNITED HERITAGE CORPORATION
              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                             (UNAUDITED) (CONTINUED)


NOTE 14 - STOCK OPTIONS (continued)

Using the above assumptions, the fair value of the options granted to employees and directors in 2003 on a pro forma basis would result in additional compensation expense of $29,149 for the quarter ended June 30, 2004. Pro forma net loss and net loss per share would be as follows:


                                                          As of June 30,
                                                    2004                 2003
                                                 ---------            ---------

Net loss as reported                             $(559,743)           $(313,897)
Additional compensation                            (29,149)            (227,640)
                                                 ---------            ---------

Pro forma net loss                               $(588,892)           $(541,537)
                                                 =========            =========

Loss per share as reported                       $    (.04)           $    (.03)
                                                 =========            =========

Pro forma net loss per share                     $    (.05)           $    (.05)
                                                 =========            =========


NOTE 15 - SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION


                                                         THREE MONTHS ENDED
                                                                JUNE 30,
                                                     ---------------------------
                                                        2004              2003
                                                     ----------       ----------

Cash paid during the year for:

  Interest                                           $   22,600       $    5,250
                                                     ----------       ----------

  Taxes                                              $       --       $       --
                                                     ----------       ----------

Non-cash investing and financing activities:
  Common stock issued
    for oil and gas                                  $   47,430       $       --
  Common stock issued
    in exchange for services                         $       --       $   67,000
                                                     ==========       ==========
  Common stock issued pursuant to contingent
    provisions of a private placement in 2004        $1,325,000       $       --
                                                     ==========       ==========

                           UNITED HERITAGE CORPORATION
              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                             (UNAUDITED) (CONTINUED)


NOTE 16 - SUBSEQUENT EVENTS

      On July 12, 2004, the Company entered into a letter of intent with Imperial Petroleum, Inc. Pursuant to the letter of intent, Jeffrey T. Wilson, President of Imperial Petroleum, Inc. (or his designees), will purchase 13,188,834 shares of Company common stock for a purchase price of $0.75 per share. 7,855,500 of these shares will be purchased, collectively, from the Company's President, Walter G. Mize, and from Christian Heritage Foundation. The remaining shares will be purchased directly from United Heritage Corporation. Subsequent to the stock purchase, Imperial Petroleum, Inc. will be merged into United Heritage Corporation, with each stockholder of Imperial Petroleum, Inc. receiving one share of United Heritage Corporation common stock for three shares of Imperial Petroleum, Inc. common stock. In conjunction with the merger, National Heritage Sales Corporation may be spun-off to stockholders who are of record prior to Mr. Wilson's acquisition of the Company's common stock. There is no guarantee that this merger will take place because the letter of intent states that it is not binding, that the transaction contemplated in it must be approved by the Boards of Directors and the stockholders of each of the signatories and is subject to regulatory, tax and accounting considerations and appropriate investigations by each of the parties.

                           UNITED HERITAGE CORPORATION

                                AND SUBSIDIARIES

                                FINANCIAL REPORT

                                 MARCH 31, 2004

                                 C O N T E N T S

                                                                            Page

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ....................F-14

FINANCIAL STATEMENTS

     Consolidated Balance Sheets............................................F-15

     Consolidated Statements of Operations..................................F-17

     Consolidated Statements of Changes in Shareholders' Equity.............F-18

     Consolidated Statements of Cash Flows..................................F-19

     Notes to Consolidated Financial Statements.............................F-21

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders
United Heritage Corporation

We have audited the accompanying consolidated balance sheets of United Heritage Corporation and subsidiaries as of March 31, 2004 and 2003, and the related consolidated statements of operations, changes in shareholders' equity and cash flows for each of the two years in the period ended March 31, 2004. These consolidated financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of United Heritage Corporation and subsidiaries as of March 31, 2004 and 2003, and the consolidated results of their operations and their cash flows for each of the two years in the period ended March 31, 2004, in conformity with U.S. generally accepted accounting principles.

As discussed in Note 2 to the consolidated financial statements, on April 1, 2003, the Company adopted Statement of Financial Accounting Standard No. 143, Accounting for Asset Retirement Obligations.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred substantial losses and has a working capital deficit, all of which raise substantial doubt about the company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ WEAVER AND TIDWELL, L.L.P.

WEAVER AND TIDWELL, L.L.P.

Fort Worth, Texas
May 14, 2004

                  UNITED HERITAGE CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                             MARCH 31, 2004 AND 2003

                                                                                        2004              2003
                                                                                    -----------       -----------
                                ASSETS

CURRENT ASSETS
     Cash                                                                           $   427,422       $    16,778
     Trade accounts receivable, net of
        allowance 2004 $0; 2003 $9,766                                                   43,904            43,160
     Accounts receivable - affiliate                                                     12,908            19,428
     Inventory                                                                           30,075           170,926
     Prepaid expenses                                                                   145,964           236,265
                                                                                    -----------       -----------

           Total current assets                                                         660,273           486,557

OIL AND GAS PROPERTIES, accounted for using the full cost method, net of accumulated depletion and depreciation of $161,027 for 2004 and $159,023 for 2003
        Proved                                                                       30,096,603        29,771,133
        Unproved                                                                        834,579           834,579
                                                                                    -----------       -----------

                                                                                     30,931,182        30,605,712

PROPERTY AND EQUIPMENT, at cost
     Equipment, furniture and fixtures                                                  253,039           253,039
     Vehicles                                                                            22,045            56,720
                                                                                    -----------       -----------

                                                                                        275,084           309,759
     Less accumulated depreciation                                                      203,942           196,473
                                                                                    -----------       -----------

                                                                                         71,142           113,286
                                                                                    -----------       -----------

TOTAL ASSETS                                                                        $31,662,597       $31,205,555
                                                                                    ===========       ===========

               The Notes to the Consolidated Financial Statements
                    are an integral part of the Statements.

                  UNITED HERITAGE CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                             MARCH 31, 2004 AND 2003

                                                                2004                2003
                                                           ------------        ------------
                LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
     Line of credit                                        $  2,000,000        $  2,000,000
     Accounts payable                                           621,063             565,468
     Accrued expenses                                           547,908             310,998
                                                           ------------        ------------

           Total current liabilities                          3,168,971           2,876,466

LONG-TERM LIABILITIES
     Asset retirement obligation                                292,058                  --
     Promissory notes payable                                   584,913                  --
     Note payable, related party                              2,608,869           2,525,369
                                                           ------------        ------------

           Total liabilities                                  6,654,811           5,401,835

SHAREHOLDERS' EQUITY
     Preferred stock, $.001 par value,
        5,000,000 shares authorized, none issued                     --                  --
     Common stock, $.001 par value,
        125,000,000 shares authorized,
        issued and outstanding
        2004 - 12,113,223
        2003 - 10,462,410                                        12,114              10,463
     Common stock subscribed,
        2003 498,313 shares                                          --             444,833
     Additional paid-in capital                              36,595,463          35,477,094
     Accumulated deficit                                    (11,578,549)        (10,080,674)
                                                           ------------        ------------

                                                             25,029,028          25,851,716

     Deferred compensation and consulting                       (21,242)            (47,996)
                                                           ------------        ------------

                                                             25,007,786          25,803,720
                                                           ------------        ------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                 $ 31,662,597        $ 31,205,555
                                                           ============        ============

               The Notes to the Consolidated Financial Statements
                    are an integral part of the Statements.

                  UNITED HERITAGE CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                       YEARS ENDED MARCH 31, 2004 AND 2003

                                                      2004                2003
                                                 ------------        ------------
OPERATING REVENUES
     Processed meat products                     $     14,009        $    110,860
     Oil and gas sales                                376,307             428,446
                                                 ------------        ------------

        Total operating revenues                      390,316             539,306

OPERATING COSTS AND EXPENSES
     Processed meat products                          192,828             103,004
     Production and operating                         238,053             261,790
     Selling                                           39,867              34,197
     Depreciation and depletion                       104,785             100,168
     General and administrative                       996,464             605,373
                                                 ------------        ------------

        Total operating costs and expenses          1,571,997           1,104,532
                                                 ------------        ------------

        Loss from operations                       (1,181,681)           (565,226)

OTHER INCOME (EXPENSE)
     Interest income                                        7                  60
     Interest expense                                (367,647)           (332,240)
     Miscellaneous income                              51,446              12,508
                                                 ------------        ------------

        Loss before income tax                     (1,497,875)           (884,898)

INCOME TAX                                                 --                  --
                                                 ------------        ------------

        Net loss                                 ($ 1,497,875)       ($   884,898)
                                                 ============        ============

Loss per share:
     Basic                                       ($      0.13)       ($      0.09)
                                                 ============        ============

Weighted average number
     of shares outstanding
        Basic                                      11,145,161          10,284,966
                                                 ============        ============

               The Notes to the Consolidated Financial Statements
                    are an integral part of the Statements.

                  UNITED HERITAGE CORPORATION AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                       YEARS ENDED MARCH 31, 2004 AND 2003

                                             Common Stock              Common        Additional
                                    ----------------------------       Stock           Paid-in        Accumulated
                                       Shares          Amount        Subscribed        Capital          Deficit          Other
                                    ------------    ------------    ------------     ------------    ------------     ------------
Balance, March 31, 2002               10,264,059    $     10,264    $    373,333     $ 35,404,092    ($ 9,195,776)    ($    93,900)
    Cash received for stock
      subscribed, net of private
      placement costs of $7,000               --              --          71,500               --              --               --
    Stock issued for services            198,351             199              --           73,002              --               --
    Realization of deferred
      consulting costs                        --              --              --               --              --           45,904
    Net loss                                  --              --              --               --        (884,898)              --
                                    ------------    ------------    ------------     ------------    ------------     ------------

Balance, March 31, 2003               10,462,410          10,463         444,833       35,477,094     (10,080,674)         (47,996)
    Stock issued, net of private
      placement costs of $1,000          498,313             498        (444,833)         443,335              --               --
    Stock issued for services            402,500             403              --          216,214              --               --
    Stock options for services
      non-employees                           --              --              --           84,570              --               --
    Stock issued from private
      placement (PIPE)                   750,000             750              --          374,250              --               --
    Deferred consulting costs                 --              --              --               --         (42,250)
    Realization of deferred
      consulting costs                        --              --              --               --              --           69,004
    Net loss                                  --              --              --               --      (1,497,875)              --
                                    ------------    ------------    ------------     ------------    ------------     ------------

Balance, March 31, 2004               12,113,223    $     12,114    $         --     $ 36,595,463    ($11,578,549)    ($    21,242)
                                    ============    ============    ============     ============    ============     ============


               The Notes to the Consolidated Financial Statements
                    are an integral part of the Statements.

                  UNITED HERITAGE CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                       YEARS ENDED MARCH 31, 2004 AND 2003

                                                                 2004               2003
                                                             -----------        -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                                ($1,497,875)       ($  884,898)
     Adjustments to reconcile net loss to net cash
       used in operating activities:
           Depreciation and depletion                            104,785            100,168
           Loss from abandonment of website                           --             12,023
           Realization of stock options
               issued to employees                                84,570                 --
           Recognition of services
              performed for stock                                174,367             73,201
           Deferred compensation and consulting
              recognized in current year                          69,004             45,904
           Changes in assets and liabilities:
              Accounts receivable                                  5,776             34,661
              Inventory                                          140,851            (15,686)
              Other current assets                                90,301             22,579
              Checks issued in excess
                 of bank balances                                     --             (1,488)
              Accounts payable and
                 accrued expenses                                273,198            143,977
                                                             -----------        -----------

                 Net cash used in operating activities          (555,023)          (469,559)

CASH FLOWS FROM INVESTING ACTIVITIES:
     Additions to oil and gas properties                         (76,746)          (109,959)
                                                             -----------        -----------

                 Net cash used in investing activities           (76,746)          (109,959)

CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from borrowings                                     83,500            524,796
     Proceeds from promissory notes                              584,913                 --
     Proceeds from issue of common stock                         375,000                 --
     Proceeds from private placement                                  --             78,500
     Payments on private placement                                (1,000)            (7,000)
                                                             -----------        -----------

                 Net cash provided by
                     financing activities                      1,042,413            596,296
                                                             -----------        -----------

                 Net increase in cash                            410,644             16,778

Cash, beginning of year                                           16,778                 --
                                                             -----------        -----------

Cash, end of year                                            $   427,422        $    16,778
                                                             ===========        ===========


               The Notes to the Consolidated Financial Statements
                    are an integral part of the Statements.

                  UNITED HERITAGE CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                       YEARS ENDED MARCH 31, 2004 AND 2003
                                   (continued)

                                                           2004            2003
                                                        ---------       ---------
SUPPLEMENTAL DISCLOSURES OF
CASH FLOWS INFORMATION:
     Cash paid during the year for:
        Interest                                        $  23,706       $ 128,750
                                                        =========       =========

        Taxes                                           $      --       $      --
                                                        =========       =========

SUPPLEMENTAL SCHEDULE OF NONCASH
INVESTING AND FINANCING ACTIVITIES:
     Common stock issued in exchange
        for future consulting services                  $  42,250       $      --
                                                        =========       =========
     Common stock issued
        in exchange for services                        $ 174,367       $  73,201
                                                        =========       =========
     Common stock issued pursuant to contingent
        provisions of a private placement in 2001       $     498       $      --
                                                        =========       =========

     Recognition of asset retirement obligation         $ 294,839       $      --
                                                        =========       =========


               The Notes to the Consolidated Financial Statements
                    are an integral part of the Statements.

                  UNITED HERITAGE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      PRINCIPLES OF CONSOLIDATION AND PRESENTATION

            The consolidated financial statements include the accounts of United Heritage Corporation (the Company) and its wholly owned subsidiaries, National Heritage Sales Corporation, UHC Petroleum Corporation, UHC Petroleum Services Corporation and UHC New Mexico Corporation.

            All intercompany transactions and balances have been eliminated upon consolidation.

      NATURE OF OPERATIONS

            United Heritage Corporation distributes meat products primarily on the west coast of the United States of America. The Company also owns various oil and gas properties located in Texas and New Mexico. The Company began production of the Texas properties during the year ended March 31, 2000 and began production of its New Mexico properties during the year ended March 31, 2003. The Company continues to explore and develop its oil and gas properties.

      REVENUE

            Revenue from the sale of meat products is recognized when products are delivered to customers. Oil and gas production revenues are recognized at the point of sale.

      INVENTORY

            Inventory consists of meat purchased for resale and oil in tanks, both of which are valued at the lower of cost (first-in, first-out) or market.

      OIL AND GAS PROPERTIES

            The Company follows the full cost method of accounting for oil and gas properties, which are located in the southwestern United States. Accordingly, all costs associated with acquisition, exploration and development of oil and gas reserves are capitalized.

            All capitalized costs, including the estimated future costs to develop proved reserves are amortized on the unit-of-production method using estimates of proved reserves. Investments in unproved properties and major development projects will not be amortized until proved reserves associated with the projects can be determined or until impairment occurs. Oil and gas reserves and production are converted into equivalent units based upon estimated relative energy content.

                  UNITED HERITAGE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

      OIL AND GAS PROPERTIES - CONTINUED

            The Company is currently participating in oil and gas exploration and development activities in New Mexico. As of March 31, the following associated property costs have been excluded in computing amortization of the full cost pool:


                                                        2004              2003
                                                      --------          --------
              Acquisition costs                       $834,579          $834,579
              Exploration costs                             --                --
              Capitalized interest                          --                --
                                                      --------          --------

                                                      $834,579          $834,579
                                                      ========          ========


            The Company will begin to amortize the remaining acquisition costs when the project evaluation is complete, which is currently estimated to be during the fiscal year ending March 31, 2005.

            Potential impairment of producing properties and significant unproved properties and other plant and equipment are assessed periodically. If the assessment indicates that the properties are impaired, the amount of the impairment will be added to the capitalized costs to be amortized.

            In addition, the capitalized costs are subject to a "ceiling test", which limits such costs to the aggregate of the estimated present value, using a 10% discount rate (based on prices and costs at the balance sheet date), of future net revenues from proved reserves, based on current economic and operating conditions, plus the lower of cost (net of impairments) or fair market value of unproved properties.

      PROPERTY AND EQUIPMENT

            Property and equipment are stated at cost. Depreciation is provided over the estimated useful lives of the assets primarily by the straight-line method as follows:

              Equipment, furniture and fixtures                       3-7 years
              Vehicles                                                3-5 years

      EARNINGS (LOSS) PER COMMON SHARE

            Basic earnings (loss) per common share are computed based on the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per common share are computed assuming all dilutive potential common shares were issued. Dilutive potential common shares consist of stock options, warrants and common stock subscribed. Diluted earnings per share have not been presented since the inclusion of potential common shares would be antidilutive.

                  UNITED HERITAGE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

      CASH FLOWS PRESENTATION

            For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with maturities of three months or less to be cash equivalents.

      ADVERTISING

            The Company expenses all advertising costs as incurred. Expense for the years ended March 31, 2004 and 2003 were $36,803 and $290, respectively.

      USE OF ESTIMATES

            The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      FINANCIAL INSTRUMENTS

            Financial instruments of the Company consist of cash and cash equivalents, accounts receivable, accounts payable and notes payable. Recorded values of cash, receivables and payables approximate fair values due to short maturities of the instruments.

      STOCK-BASED EMPLOYEE COMPENSATION

            The Company accounts for stock based compensation arrangements under the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", which requires compensation cost to be measured at the date of grant based on the intrinsic value of the options granted. The intrinsic value of an option is equal to the difference between the market price of the common stock on the date of grant and the exercise price of the option.

            The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation", which provides for an alternative measure of compensation cost based on the fair value of the options granted. The fair value of an option is based on the intrinsic value as well as the time value of the option. The Company has adopted the disclosure provisions of SFAS No. 123.

            Since the Company did not grant options to employees in the year ended March 31, 2003, there is no pro forma effect to disclose for that year in relation to compensation expense using the fair value method prescribed by SFAS No. 123.

                  UNITED HERITAGE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

      The fair value of the options granted in the year ended March 31, 2004 was estimated on the date of grant using a Black-Scholes option pricing model and the following assumptions: a risk-free rate of return of 4.0%; an expected life of three years; expected volatility of 98.80%; and no expected dividends.

      Using the above assumptions, the fair value of the options granted in the year ended March 31, 2004 on a pro forma basis would result in additional compensation expense of $315,086. As such, pro forma net loss and net loss per share would be as follows for the year ended March 31, 2004:


               Net loss as reported                              ($1,497,875)
               Additional compensation                              (315,086)
                                                                 -----------

               Pro forma net loss                                ($1,812,961)
                                                                 ===========

               Loss per share as reported                        ($     0.13)
                                                                 ===========

               Pro forma loss per share                          ($     0.16)
                                                                 ===========

      LONG-LIVED ASSETS

            Long-lived assets to be held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company continuously evaluates the recoverability of its long-lived assets based on estimated future cash flows and the estimated liquidation value of such long-lived assets, and provides for impairment if such undiscounted cash flows are insufficient to recover the carrying amount of the long-lived assets.

      NEW PRONOUNCEMENTS

            In January 2003, the FASB issued FIN 46, "Consolidation of Variable Interest Entities" (VIE's), an Interpretation of Accounting Research Bulletin No. 51. FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. In December 2003, the FASB issued FIN 46R (revised December 2003) which delays the effective date of the application of FIN 46 to non-special purpose VIE's acquired or created before February 1, 2003, to the interim period ending December 31, 2004, and provides additional technical clarifications to implementation issues. Management does not anticipate the adoption of this interpretation will have a material impact on the consolidated financial statements.

                  UNITED HERITAGE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 2. ASSET RETIREMENT OBLIGATIONS

      The FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations, which is effective for fiscal years beginning after June 15, 2002. This statement, adopted by the Company as of April 1, 2003, establishes accounting and reporting standards for the legal obligations associated with the retirement of tangible long-lived assets that result from the acquisition, construction or development and the normal operation of long-lived assets. It requires that the fair value of the liability for asset retirement obligations be recognized in the period in which it is incurred. Upon initial recognition of the asset retirement liability, an asset retirement cost is capitalized by increasing the carrying amount of the long-lived asset by the same amount as the liability. In periods subsequent to initial measurement, the asset retirement cost is allocated to expense using a systematic method over the asset's useful life. Changes in the liability for the asset retirement obligation are recognized for
      (a) the passage of time and (b) revisions to either the timing or the amount of the original estimate of undiscounted cash flows.

      In connection with the adoption of SFAS No. 143, all asset retirement obligations of the Company were identified and the fair value of the retirement costs were estimated as of the date the long-lived assets were placed into service. The asset retirement obligations' fair values were then estimated as of April 1, 2003. At April 1, 2003, the Company recognized asset retirement costs of $294,824, accumulated depletion of $15 and asset retirement obligations of $294,839, of which $19,311 were classified as current. The cumulative-effect for the current and preceding two years was considered not significant and no adjustment was made.

      A reconciliation of the changes in the estimated asset retirement obligation from the amount recorded upon adoption of SFAS No. 143 on April 1, 2003 through March 31, 2004 is as follows:

               Beginning asset retirement obligation                $294,839
               Additional liability incurred                              --
               Accretion expense                                      16,530
               Asset retirement cost incurred                         19,311
                                                                    --------

               Ending asset retirement obligation                   $292,058
                                                                    ========

      During the year ended March 31, 2004, accretion expense was recognized and included in the $104,785 of depreciation and depletion reported in the consolidated statement of operations for the year ended March 31, 2004. There have not been any revisions to either the timing or the amount of the original estimate of undiscounted cash flows during the year ended March 31, 2004. Asset retirement obligations at March 31, 2004 are $292,058, of which $0 has been classified as current.

NOTE 3. GOING CONCERN

      The consolidated financial statements have been prepared on a going concern basis, which contemplates realization of assets and liquidation of liabilities in the ordinary course of

                  UNITED HERITAGE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 3. GOING CONCERN - CONTINUED

      business. The Company has incurred substantial losses from operations and has a working capital deficit. In addition, sales of meat products have been declining and few meat products have been sold since October 2002. The appropriateness of using the going concern basis is dependent upon the Company's ability to retain existing financing and to achieve profitable operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

      Management of the Company is currently attempting to raise equity capital with a private placement of common stock and is exploring other methods of financing operations including additional borrowing from a related party financing company, potential joint venture partners and selling portions or all of certain properties and/or subsidiary companies. In addition, as disclosed in Note 8, the Company increased its borrowing capacity with a related party financing company to $3,000,000 during the year ended March 31, 2003 and has extended the line of credit maturity date to April 2005. The Company is also reducing overhead in its oil and gas and meat sales segments and in its corporate headquarters. The Company expects that these actions will allow it to continue and eventually achieve its business plan.

NOTE 4. CONCENTRATIONS OF CREDIT RISK

      Financial instruments, which potentially subject the Company to concentrations of credit risk, consist of cash equivalents and trade receivables. During the years ended March 31, 2004 and 2003, the Company maintained money market accounts with a bank, which at times exceeded federally insured limits. Cash equivalents held in money market accounts at March 31, 2004 and 2003 were $110,039 and $212, respectively.

      Concentrations of credit risk with respect to trade receivables consist principally of food industry customers operating within the United States and oil and gas customers.

      At March 31, 2004, receivables from an oil and gas customer and a food industry customer comprised 86% and 12%, respectively, of the trade receivable balance. Receivables from an oil and gas customer and a food industry customer at March 31, 2003 comprised 17% and 46%, respectively, of the trade receivable balance. No allowance for doubtful accounts has been provided since recorded amounts are determined to be fully collectible.

NOTE 5. INVENTORY

      Inventory consists of the following:


                                                       2004               2003
                                                     --------           --------

         Meat held for resale                        $ 13,258           $157,058
         Oil in tanks                                  16,817             13,868
                                                     --------           --------

                                                     $ 30,075           $170,926
                                                     ========           ========

                  UNITED HERITAGE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 6. OIL AND GAS PROPERTIES AND OPERATIONS

      Capitalized costs related to oil and gas producing activities and related accumulated depletion, depreciation and amortization at March 31 are as follows:

                                                       2004              2003
                                                   -----------       -----------
Capitalized costs of oil and gas properties:
         Proved                                    $30,257,630       $29,930,156
         Unproved                                      834,579           834,579
                                                   -----------       -----------

                                                    31,092,209        30,764,735
Less accumulated depletion,

         depreciation, and amortization                161,027           159,023
                                                   -----------       -----------

                                                   $30,931,182       $30,605,712
                                                   ===========       ===========

     Costs incurred in oil and gas producing activities were as follows:


                                                        2004              2003
                                                      --------          --------
              Property acquisitions

                  Unproved                            $     --          $     --
              Exploration                                   --            80,555
              Development                               70,746            61,404
                                                      --------          --------

                                                      $ 70,746           141,959
                                                      ========          ========

     Results of operations of oil and gas producing activities for the years ended March 31 are as follows:


                                                             2004             2003
                                                          ---------        ---------
Revenues from oil and gas producing activities:
     Sales to unaffiliated parties                        $ 376,307        $ 428,446

Expenses
     Production and operating                               238,053          261,790
     General and administrative                             196,069           83,259
     Depreciation and depletion                              62,645           56,325
                                                          ---------        ---------

         Total expenses                                     496,767          401,374
                                                          ---------        ---------

     Pretax income (loss) from producing activities        (120,460)          27,072
     Income tax expense                                          --               --
                                                          ---------        ---------

Results of oil and gas producing activities
     (excluding corporate overhead and
          interest costs)                                 ($120,460)       $  27,072
                                                          =========        =========

                  UNITED HERITAGE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 7. LINE OF CREDIT

      In April 2002, the Company obtained a $2,000,000 revolving line of credit from a banking institution. The credit facility bears interest at 1% above the Wall Street Journal prime rate per annum (4.25% at March 31, 2004) and is due on demand. At March 31, 2003 the Company had drawn $2,000,000 against the credit facility. The credit line matured on April 25, 2003 and is past due. The Company is negotiating new terms with the lender although there can be no assurance that the Company will be successful. The Company's largest shareholder has provided collateral for this loan. Interest cost for the years ended March 31, 2004 and 2003 was $105,288 and $110,472, respectively.

NOTE 8. NOTE PAYABLE, RELATED PARTY

      The Company has a $3,000,000 revolving line of credit, secured by substantially all of the assets of the Company, bearing interest at 10%, due April 15, 2005, from ALMAC Financial Corporation, a corporation owned by a major shareholder. At March 31, 2004 and 2003 the Company had drawn $2,608,869 and $2,525,369, respectively, under the line of credit. At March 31, 2004 and 2003 accrued expenses payable includes $327,209 and $194,813 of accrued interest related to this line of credit agreement. Interest cost for the years ended March 31, 2004 and 2003 was $262,146 and $221,768, respectively. In addition, at March 31, 2003, the Company had a $124,103 long-term account payable due to ALMAC, bearing no interest, which was retired during the year ended March 31, 2004.

NOTE 9. PROMISSORY NOTES PAYABLE

      During the year ended March 31, 2004, the Company raised $584,913 from the issuance of promissory notes payable to accredited investors. The promissory notes bear no interest and are due March 15, 2007.

      Subsequent to March 31, 2004, the Company's shareholders approved conversion features related to the notes. The note holders will have the right to convert the outstanding principal amount into two shares of common stock for each dollar of principal. Additionally, upon conversion, debt holders will receive a warrant to purchase two shares of common stock for every share of common stock converted, such warrant providing for exercise prices of $.75 per share for half of the shares underlying the warrant and $1.00 per share for the remaining shares.

                  UNITED HERITAGE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 10. BUSINESS SEGMENTS AND MAJOR CUSTOMERS

      At March 31, 2004 and 2003, the Company operates in two business segments, the sale of processed meat products and oil and gas producing activities. Factors used by management in determining reportable segments are by business area. Revenue recognition and other accounting policies by segment are consistent with those for the consolidated entity disclosed in
      Note 1.

      SEGMENT INFORMATION:

                                                2004                                              2003
                           ----------------------------------------------     ---------------------------------------------
                            Oil and Gas         Meat             Total         Oil and Gas        Meat            Total
                           ------------     ------------     ------------     ------------    ------------     ------------
Revenues from
  external customers       $    376,307     $     14,009     $    390,316     $    428,446    $    110,860     $    539,306
Interest revenue                     --               --               --               --              --               --
Depletion, depreciation
  and amortization               62,645           37,330           99,975           56,325          37,523           93,848
Segment profit (loss)          (120,460)        (387,559)        (508,019)          27,072        (174,033)        (146,961)
Segment assets               31,001,989          188,162       31,190,151       30,679,625         451,347       31,130,972
Expenditures for
  segment assets                365,570               --          365,570          141,959              --          141,959

RECONCILIATIONS:

REVENUES                                                         2004                                              2003
                                                             ------------                                      ------------
Total revenues for
  reportable segments                                        $    390,316                                           539,306
Other revenues                                                         --                                                --
                                                             ------------                                      ------------

Total consolidated revenues                                  $    390,316                                      $    539,306
                                                             ============                                      ============

PROFIT OR LOSS
Total profit (loss) for
  reportable segments                                        ($   508,019)                                     ($   146,961)
Other profit or loss                                             (989,856)                                         (737,937)
                                                             ------------                                      ------------
Income (loss) before income
  taxes                                                      ($ 1,497,875)                                     ($   884,898)
                                                             ============                                      ============

ASSETS

Total assets for
  reportable segments                                        $ 31,190,151                                      $ 31,130,972
Other assets                                                      472,446                                            74,583
                                                             ------------                                      ------------

Consolidated total                                           $ 31,662,597                                      $ 31,205,555
                                                             ============                                      ============


     OTHER SIGNIFICANT ITEMS:

                                              2004                                           2003
                              --------------------------------------       --------------------------------------
                              Segment      Consolidated                     Segment      Consolidated
                              Totals       Adjustments       Totals         Totals       Adjustments      Totals
                              ------         --------       --------       --------       --------       --------
Interest revenue              $     --       $      7       $      7       $     --       $     60       $     60
                              --------       --------       --------       --------       --------       --------
Interest expense                    --        367,647        367,647             --        332,240        332,240
Expenditures for assets        365,570             --        365,570        141,959             --        141,959
Depletion, depreciation
  and amortization              99,975          4,810        104,785         93,848          6,320        100,168

      Adjustments to reconcile total segment interest revenue and expense, and depreciation and amortization to consolidated totals are attributed to corporate headquarters, which is not included in segment information.

      The Company recorded meat sales to the following major customers for the years ended March 31:

                                      2004                                2003
                          ----------------------------        ----------------------------
                            Amount            Percent           Amount           Percent
                          ----------        ----------        ----------        ----------
         Customer A       $       --                --        $  110,860             100.0%
         Customer B            8,214              99.5%               --                --
                          ----------        ----------        ----------        ----------

                          $    8,214              99.5%       $  110,860             100.0%
                          ==========        ==========        ==========        ==========

      The Company recorded oil and gas sales to the following major customers for the years ended March 31:

                                    2004                            2003
                          ------------------------        ------------------------
                           Amount          Percent         Amount          Percent
                          --------        --------        --------        --------
         Customer A       $182,535            48.5%       $250,596            59.0%
         Customer B        193,772            51.5%        177,850            41.0%
                          --------        --------        --------        --------

                          $376,307           100.0%       $428,446           100.0%
                          ========        ========        ========        ========

NOTE 11. STOCK OPTION PLANS

      Directors of the Company adopted the 1995 Stock Option Plan effective September 11, 1995. This Plan set aside 200,000 shares of the authorized but unissued common stock of the Company for issuance under the Plan. Options may be granted to directors, officers, consultants, and/or employees of the Company and/or its subsidiaries.

      Options granted under the Plan must be exercised within five years after the date of grant, but may be affected by the termination of employment. No options have been granted since 1998 and none are outstanding.

      Directors of the Company adopted the 1998 Stock Option Plan effective July 1, 1998. This Plan and its subsequent amendment set aside 200,000 shares of the authorized but unissued common stock of the Company for issuance under the Plan. Options may be granted to directors, officers, consultants, and/or employees of the company and/or its subsidiaries. Options granted under the Plan are exercisable over a period to be determined when granted, but may be affected by the termination of employment. No options have been granted since 1998 and none are outstanding.

      Directors of the Company adopted the 2000 Stock Option Plan effective June 5, 2000. This Plan set aside 5,000,000 shares of the authorized but unissued common stock of the Company for issuance under the Plan. Options may be granted to directors, officers, consultants, advisors, and/or employees of the company and/or its subsidiaries. Options granted under the Plan must be exercised within the number of years after the date of granting of such options as determined by the Stock Option Committee and allowed in the Stock Option Agreement, in the amounts and time periods allowed in the Stock Option Agreement, which may provide that a period of time must elapse after the date of grant before such options are exercisable; provided, however, that the options may not be exercised as to less than 100 shares at any one time.

      On May 30, 2003 the Company granted 3,155,000 options under the 2000 Stock Option Plan. The options were granted to directors, employees and others. The options vest over a two-year period with terms of three to five years. The exercise price is $.50 per share.

      The following schedule summarizes pertinent information with regard to the 2000 Plan for the years ended March 31:

                                       2004                             2003
                             -------------------------       --------------------------
                                              Weighted                          Weighted
                                              Average                           Average
                               Shares         Exercise         Shares          Exercise
                            Outstanding        Price        Outstanding         Price
                             ---------       ---------       ---------        ---------
     Beginning of year              --       $      --         510,000        $    1.50
     Granted                 3,155,000            0.50              --               --
     Exercised                      --              --              --               --
     Forfeited                      --              --        (510,000)           (1.50)
     Expired                        --              --              --               --
                             ---------       ---------       ---------        ---------

     End of year             3,155,000       $    0.50              --        $      --
                             =========       =========       =========        =========

     Exercisable             1,745,000       $    0.50              --        $      --
                             =========       =========       =========        =========

Weighted average
     fair value of
     options granted                         $    0.16                        $      --
                                             =========                        =========

      Options granted to non-employees under the above three plans resulted in compensation expense of $84,570 for the year ended March 31, 2004.

      Options were granted to an employee in 2002, but were forfeited during the year ended March 31, 2003 due to the employee being terminated.

NOTE 12. STOCK WARRANTS

      Directors of the Company entered into a stock warrant agreement effective November 1, 2001. Pursuant to the agreement, the Company issued 150,000 warrants to purchase

NOTE 12. STOCK WARRANTS

      common stock as consideration for consulting services to be performed. Warrants issued under the agreement must be exercised within three years after the date of grant.

      In addition, directors of the Company entered into a stock warrant agreement effective January 12, 2004. Pursuant to the agreement, the Company issued 1,500,000 warrants to purchase common stock in connection with a private placement. Warrants issued under the agreement must be exercised by March 15, 2007.

      The following schedule summarizes pertinent information with regard to the stock warrants for the years ended March 31:

                                       2004                              2003
                           ---------------------------       ---------------------------
                                             Weighted                          Weighted
                                              Average                           Average
                             Shares          Exercise          Shares          Exercise
                           Outstanding         Price        Outstanding         Price
                           ----------       ----------       ----------       ----------
Beginning of year             150,000       $     1.50          150,000       $     1.50
     Granted                1,500,000              .88               --               --
     Exercised                     --               --               --               --
     Forfeited                     --               --               --               --
     Expired                       --               --               --               --
                           ----------       ----------       ----------       ----------

End of year                 1,650,000       $      .94          150,000       $     1.50
                           ==========       ==========       ==========       ==========

Exercisable                 1,650,000       $      .94          150,000                $
                           ==========       ==========       ==========       ==========
                                                                                    1.50

Weighted average
     fair value of
     warrants issued                        $       --                        $       --
                                            ==========                        ==========

      The 150,000 warrants are exercisable at $1.50 per share and the remaining contractual life is 0.5 years as of March 31, 2004. Half of the 1,500,000 warrants are exercisable at .75 and $1.00 respectively and have remaining contractual life is 2.9 years.

      During the years ended March 31, 2004 and 2003, the Company recorded $0 for services rendered related to warrants issued under the agreements.

NOTE 13. INCOME TAXES

      Deferred income tax assets and liabilities are computed annually for differences between financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

      The Company federal tax provision consists of the following:

                                                         2004              2003
                                                       -------           -------

Current                                                $    --           $    --
Deferred                                                    --                --

                                                       $    --           $    --
                                                       =======           =======


      At March 31, the deferred tax asset and liability balances are as follows:

                                                  2004                  2003
                                             ------------          ------------
Deferred tax asset

     Oil and gas properties                  $  8,049,925          $  8,049,925
     Net operating loss                         3,183,657             2,676,190
                                             ------------          ------------

                                               11,233,582            10,726,115
Deferred tax liability                                 --                    --
                                             ------------          ------------

Net deferred tax asset                         11,233,582            10,726,115
Valuation allowance                           (11,233,582)          (10,726,115)
                                             ------------          ------------

                                             $         --          $         --
                                             ============          ============


      The net change in the valuation allowance for 2004 and 2003 is an increase of $505,467 and $299,930, respectively. The deferred tax asset is due to the net operating loss carryover and difference in the basis of oil and gas properties for tax and financial reporting purposes.

      The Company has a net operating loss carryover of approximately $9,364,000 available to offset future income for income tax reporting purposes, which will ultimately expire between 2011 and 2022, if not previously utilized.

NOTE 14. STOCK BONUS PLAN

      The Company has a stock bonus plan, which provides incentive compensation for its directors, officers, and key employees. The administration of the plan is done by the Company's stock option committee. The Company has reserved 30,000 shares of common stock for issuance under the plan. As of March 31, 2004, 27,800 shares had been issued in accordance with the plan.

NOTE 15. SHAREHOLDERS' EQUITY

      Effective January 2, 2002, the Company entered into a "private placement" to sell up to 1,750,000 shares of its common stock. On July 12, 2003, the Company issued 498,313 shares of common stock in connection with this "private placement". These shares are reported as common stock subscribed in the consolidated financial statements for prior periods.

NOTE 16. CONTINGENCIES

      The Company is the defendant in a lawsuit in which the plaintiff alleges that the Company owes it for disputed invoices. In addition, the Company is the defendant in a lawsuit in which the plaintiff alleges that the Company entered into an employment agreement and terminated her employment prior to the end of the term and that the Company owes her damages based on termination.

      The Company is the plaintiff in a lawsuit whereby they represent that the defendant agreed to provide a loan to the Company, which subsequently entered into contracts for the drilling of oil and gas wells, and the defendant thereafter refused to make the loan, causing the Company damages. In addition, the Company is the plaintiff in a lawsuit in which it filed an action to recover money it alleged was wrongfully converted by the defendant, for breach of contract and for indemnification relating to an employment agreement.

      These matters are in the discovery stage. Because of the incomplete status of discovery and the uncertainties of litigation, an evaluation of the likelihood of a favorable or unfavorable outcome or an estimate of loss, if any, cannot be made. The Company believes that these matters will be resolved without a material adverse impact on the Company.

NOTE 17. 2002 CONSULTANT EQUITY PLAN

      In August 2002, the Company adopted "The 2002 Consultant Equity Plan," whereby 1,000,000 shares of unissued common stock were reserved for issuance to consultants, independent contractors and advisors in exchange for bona fide services rendered not in connection with a capital raising transaction. Pursuant to the Plan, 302,500 shares have been issued as of March 31, 2004.

NOTE 18. SUBSEQUENT EVENT

      Subsequent to March 31, 2004, the Company has raised approximately $752,000 from the issuance of convertible promissory notes payable to accredited investors.

NOTE 19. SUPPLEMENTARY FINANCIAL INFORMATION

FOR OIL AND GAS PRODUCING ACTIVITIES (UNAUDITED)

      PROVED RESERVES

            Independent petroleum engineers have estimated the Company's proved oil and gas reserves, all of which are located in the United States. Proved reserves are the estimated quantities that geologic and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are the quantities expected to be recovered through existing wells with existing equipment and operating methods. Due to the inherent uncertainties and the limited nature of reservoir data, such estimates are subject to change as additional information becomes available.

            The reserves actually recovered and the timing of production of these reserves may be substantially different from the original estimate. Revisions result primarily from new information obtained from development drilling and production history and from changes in economic factors.

                                                      Oil (Bbls)          Gas (Mcf)
                                                     -----------        -----------
    March 31, 2002                                    27,656,017          4,802,382
         Extensions, additions and discoveries           426,050                 --
         Revisions of previous estimates                (388,874)        (2,973,777)
         Production                                      (12,782)          (154,716)
                                                     -----------        -----------

    March 31, 2003                                    27,680,411          1,673,889
         Extensions, additions and discoveries                --                 --
         Revisions of previous estimates                 (79,671)           (37,317)
         Production                                       (8,725)          (129,062)
                                                     -----------        -----------

    March 31, 2004                                    27,592,015          1,507,510
                                                     ===========        ===========

PROVED DEVELOPED RESERVES

    March 31, 2003                                     6,798,421          1,673,889
                                                     ===========        ===========

    March 31, 2004                                     6,702,230          1,507,510
                                                     ===========        ===========

NOTE 19. SUPPLEMENTARY FINANCIAL INFORMATION

      STANDARDIZED MEASURE

            The standardized measure of discounted future net cash flows ("standardized measure") and changes in such cash flows are prepared using assumptions required by the Financial Accounting Standards Board. Such assumptions include the use of year-end prices for oil and gas and year-end costs for estimated future development and production expenditures to produce year-end estimated proved reserves. Discounted future net cash flows are calculated using a 10% rate. Estimated future income taxes are calculated by applying year-end statutory rates to future pre-tax net cash flows, less the tax basis of related assets and applicable tax credits.

            The standardized measure does not represent management's estimate of the Company's future cash flows or the value of proved oil and gas reserves. Probable and possible reserves, which may become proved in the future, are excluded from the calculations. Furthermore, year-end prices used to determine the standardized measure of discounted cash flows, are influenced by seasonal demand and other factors and may not be the most representative in estimating future revenues or reserve data.

      STANDARDIZED MEASURE OF DISCOUNTED FUTURE
      NET CASH FLOWS RELATING TO PROVED RESERVES

                                              March 31, 2004       March 31, 2003
                                              --------------       --------------
Future cash inflows                           $ 714,797,000        $ 561,848,000
    Future costs:
    Production                                 (243,300,000)        (231,160,000)
    Development                                 (11,434,000)          (6,844,000)
                                              -------------        -------------

Future net cash flows before income tax         460,063,000          323,844,000
Future income tax                              (154,050,000)        (107,590,000)
                                              -------------        -------------

Future net cash flows                           306,013,000          216,254,000
10% annual discount                            (174,126,000)        (121,051,000)
                                              -------------        -------------

Standardized measure of
discounted future net cash flows              $ 131,887,000        $  95,203,000
                                              =============        =============

NOTE 19. SUPPLEMENTARY FINANCIAL INFORMATION
         FOR OIL AND GAS PRODUCING ACTIVITIES (UNAUDITED) - CONTINUED

      CHANGES IN STANDARDIZED MEASURE OF
      DISCOUNTED FUTURE NET CASH FLOWS



                                              March 31, 2004      March 31, 2003
                                              --------------      --------------
Sales of oil and gas
    net of production costs                   ($   138,000)        ($   167,000)
Net changes in prices
    and production and development
    costs                                       60,528,000            7,697,000
Extensions, additions
    and discoveries                                     --            2,204,000
Revision of quantity
    estimates and timing                       (13,206,000)         (12,460,000)

Accretion of discount                            9,520,000            9,044,000
Net change in income taxes                     (20,024,000)          (2,940,000)

Other                                                4,000            1,388,000
                                              ------------         ------------

Net increase                                  $ 36,684,000         $  4,766,000
                                              ============         ============

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Part 9 of the Utah Business Corporation Act empowers a corporation to indemnify its directors and officers, advance or reimburse expenses to its directors and officers, and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers. Such indemnification is permissible in certain situations and mandatory in other situations. In cases where indemnification or advancing or reimbursing of expenses is permissible, authorization and a determination of qualification must be made in each specific case. The Registrant's articles of incorporation and bylaws provide for the indemnification of its directors and officers to the fullest extent permitted by law.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering, all of which are to be borne by the Registrant, are as follows:

SEC Filing Fee                                  $1,254.99
Printing Expenses*                                 500.00
Accounting Fees and Expenses*                    6,000.00
Legal Fees and Expenses*                        20,000.00
Blue Sky Fees and Expenses*                      1,000.00
Registrar and Transfer Agent Fee*                1,000.00
MISCELLANEOUS*                                   1,500.00
---------------------------------------------------------
         Total*                                $30,254.99


* ESTIMATED

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

On April 17, 2003, the Registrant agreed to issue 4,000 shares of restricted common stock to Bryan Insurance Agency in payment of an insurance premium. The common stock was valued at $0.50 per share and was issued on May 25, 2004. The common stock was issued pursuant to an exemption provided by Section 4(2) of the Securities Act of 1933.

On April 17, 2003, the Registrant agreed to issue 50,000 shares of restricted common stock to Melvin Douglas in payment for financial consultation services rendered in connection with our oil and gas properties. The common stock was valued at $1.00 per share and was issued on May 25, 2004. The common stock was issued pursuant to an exemption provided by Section 4(2) of the Securities Act of 1933.

On April 30, 2003 the Registrant issued 100,000 shares of restricted common stock to Next Level Financial Communications under a financial services agreement. The value of the securities was $.28 per share. The common stock was issued pursuant to an exemption provided by Section 4(2) of the Securities Act of 1933.

On July 22, 2003 the Registrant closed a private offering of its common stock to accredited investors. The offering was made through the Registrant's director, President and Chief Executive Officer, Walter G. Mize. The Registrant offered the common stock at a price of $1 per share. The Registrant sold a total of 498,313 shares of common stock in the offering. The common stock was issued pursuant to an exemption provided by Rule 506 of Regulation D promulgated under the Securities Act of 1933.

On May 25, 2004 the Registrant issued 110,000 shares of restricted common stock to The Research Works, Inc. in exchange for stock promotional services rendered by The Research Works, Inc. in the form of a research report that was prepared and published on the website, stocksontheweb.com, on January 15, 2004. The common stock was issued pursuant to an agreement executed by the Registrant and The Research Works, Inc. on December 8, 2003. On that date, the price of the Registrant's common stock was $0.50 per share. The common stock was issued pursuant to an exemption provided by Section 4(2) of the Securities Act of 1933.

On May 25, 2004 the Registrant issued 100,000 shares of restricted common stock to CEOcast, Inc. in exchange for stock promotional services rendered by CEOcast, Inc. which includes the preparation of press releases, providing general information about the Registrant on the website, ceocast.com, and other investor relations activities. The common stock was issued pursuant to an agreement executed by the Registrant and CEOcast, Inc. on April 1, 2004. On that date, the price of the Registrant's common stock was $0.88 per share. The common stock was issued pursuant to an exemption provided by Section 4(2) of the Securities Act of 1933.

On February 2, 2004 the Registrant closed a private offering of its securities pursuant to an exemption provided in Section 4(2) of the Securities Act and section 506 of Regulation D promulgated thereunder. The securities were sold to persons who represented that they were accredited investors, as that term is defined in Rule 501 of Regulation D. The securities sold were units made up of one share of common stock and a warrant to purchase two shares of common stock. The price of each unit was $0.50. The warrant has a term of 10 years, and the exercise price is $0.75 has to one-half the stock represented by the warrant and $1.00 as to the remaining stock represented by the warrant. The Registrant sold a total of 750,000 units, raising total proceeds of $375,000.

On February 27, 2004 the Registrant closed a private offering of its securities pursuant to an exemption provided in Section 4(2) of the Securities Act and section 506 of Regulation D promulgated thereunder. The securities were sold to persons who represented that they were accredited investors, as that term is defined in Rule 501 of Regulation D. The securities sold were units made up of one promissory note convertible, at the election of the holder, into shares of the Registrant's common stock at $0.50 per share and a warrant to purchase two shares of common stock. The warrant has a term of 10 years, and the exercise price is $0.75 has to one-half the stock represented by the warrant and $1.00 as to the remaining stock represented by the warrant. The Registrant sold a total of 2,650,000 units, raising gross proceeds of $1,325,000.


ITEM 27. EXHIBITS.

a. The following Exhibits are filed as part of this Registration Statement pursuant to Item 601 of Regulation S-B:

Exhibit No.    Title

2. Articles of Merger of G& A, Inc. into United Heritage Corporation (including Agreement and Plan of Merger of G & A, Inc. and United Heritage Corporation)(4)

3.1            Articles of Incorporation, as amended on December 5, 1997(4)

3.2            Bylaws(4)

5              Legal Opinion of Richardson & Patel LLP(4)

10.1           Loan Agreement with First Savings Bank, PSB(4)

10.2           Loan Agreement with Almac Financial Corporation(4)

10.3           1995 Stock Option Plan(4)

10.4           1998 Stock Option Plan(1)

10.5           2000 Stock Option Plan(2)

10.6           2002 Consultant Equity Plan(3)

10.7           Private Placement Subscription Application(4)

10.8           Common Stock Purchase Warrant(4)

10.9           Note Purchase Agreement(4)

10.10          Convertible Promissory Note(4)


10.11 Agreement and Plan of Merger between United Heritage Corporation, a Utah corporation and Imperial Petroleum, Inc., a Nevada corporation dated as of October 14, 2004(5)


21.            Subsidiaries(4)

23.1           Consent of Weaver and Tidwell LLP*

23.2           Consent of Richardson & Patel LLP (included in Exhibit 5.0)(4)

*Filed herewith.

(1) Incorporated by reference to the S-8 registration statement filed by the Registrant on September 30, 1998 as document number 333-64711.

(2) Incorporated by reference to the S-8 registration statement filed by the Registrant on December 6, 2000 as document number 333-51362.

(3) Incorporated by reference to the S-8 registration statement filed by the Registrant on October 25, 2002 as document number 333-100739

(4) Previously filed.


(5) Incorporated by reference to the Current Report on Form 8-K filed by the Registrant on October 20, 2004.


ITEM 28. UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;

(iii) To include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES


Pursuant to the requirements of the 1933 Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1on Form SB-2 and has duly caused this Post-Effective Amendment No. 1 on Registration Statement on Form SB-2 to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Cleburne, State of Texas on the 27th day of October 2004.


                           UNITED HERITAGE CORPORATION
                               a Utah corporation

By: /S/ WALTER G. MIZE
    ---------------------------------------------
    Walter G. Mize, President and Chief Executive
    Officer


By: /S/ C. DEAN BOYD
    ---------------------------------------------
    C. Dean Boyd,
    Chief Financial Officer


Pursuant to the requirements of the 1933 Securities Act, this Post-Effective Amendment No. 1on SB-2 Registration Statement has been signed by the following persons in the capacities with United Heritage Corporation and on the dates indicated.


Dated: October 27, 2004


/S/WALTER G. MIZE
----------------------------------
Walter G. Mize, President, Chief
Executive Officer and Chairman of
the Board of Directors


Dated: October 27, 2004


/S/C. DEAN BOYD C.
----------------------------------
Dean Boyd, Chief
Financial Officer, Secretary,
Treasurer and Director


Dated : October 27, 2004


/S/JOE MARTIN
----------------------------------
Joe Martin, Director


Dated October 27, 2004


/S/HAROLD L. GILLIAM
----------------------------------
Harold L. Gilliam, Director


Dated: October 27, 2004


/S/THERESA D. TURNER
----------------------------------
Theresa D. Turner, Director


Dated October 27, 2004


/S/LARRY G. COKER
----------------------------------
Larry G. Coker, Director


Dated: October 27, 2004


/S/THOMAS PERNICE
----------------------------------
Thomas Pernice, Director


                                      II-6